UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Big Lots, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Big Lots, Inc.
4900 E. Dublin-Granville Road
Columbus, Ohio 43081
April 19, 2024
Dear Big Lots Shareholder:
We cordially invite you to attend the 2024 Annual Meeting of Shareholders of Big Lots, Inc. The Annual Meeting will be held virtually on Wednesday, May 29, 2024, beginning at 10:00 a.m., Eastern Time. The Annual Meeting will be held in a completely virtual format through a live webcast. You will not be able to attend the Annual Meeting physically in person. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/BIG2024. We believe that the virtual format will provide a consistent experience to our shareholders and allow all shareholders to participate in the Annual Meeting regardless of location.
The following pages contain the Notice of Annual Meeting of Shareholders and the Proxy Statement. You should review this material for information concerning the business to be conducted at the Annual Meeting.
Your vote is important and we encourage you to attend the virtual Annual Meeting. For additional information regarding how to attend and participate in the virtual meeting format, please see “Attendance and Participation at the Virtual Annual Meeting” on page 2 of the Proxy Statement.Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote as soon as possible. If you attend the virtual Annual Meeting and wish to participate by voting electronically during the virtual Annual Meeting, you may revoke your previously submitted proxy as described in the Proxy Statement.
Thank you for your ongoing support of, and continued interest in, Big Lots, Inc.
Respectfully submitted,
CYNTHIA T. JAMISON Chair	BRUCE K. THORN President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 29, 2024
10:00 a.m., Eastern Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/BIG2024
Notice is hereby given that the 2024 Annual Meeting of Shareholders of Big Lots, Inc. will be held virtually on Wednesday, May 29, 2024, beginning at 10:00 a.m., Eastern Time. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/BIG2024. You will not be able to attend the Annual Meeting physically in person.
The Annual Meeting is being held for the following purposes:
1.
To elect as directors the nine nominees named in our accompanying Proxy Statement;

2.
To approve, on an advisory basis, the compensation of our named executive officers;

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2025; and

4.
To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on the record date, April 1, 2024, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Further information regarding voting rights and matters to be voted upon is presented in the accompanying Proxy Statement.
On or about April 19, 2024, we began mailing to our shareholders of record at the close of business on April 1, 2024 a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report to Shareholders for our fiscal year ended February 3, 2024, as well as instructions on how to request a paper copy of the proxy materials.
By Order of the Board of Directors,
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer,
General Counsel and Corporate Secretary
April 19, 2024
Columbus, Ohio
Your vote is important. Shareholders are urged to vote online. If you attend the virtual Annual Meeting and wish to participate by voting electronically during the virtual Annual Meeting, you may revoke your previously submitted proxy as described in the Proxy Statement. To attend and participate in the virtual Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials). For additional information regarding how to participate in the virtual meeting format, please see “Attendance and Participation at the Virtual Annual Meeting” on page 2 of the Proxy Statement.

BIG LOTS, INC.
PROXY STATEMENT

i

PROXY STATEMENT
The Board of Directors (“Board”) of Big Lots, Inc., an Ohio corporation (“we,” “us,” “our,” the “Company” or “Big Lots”), is furnishing you this proxy statement (this “Proxy Statement”) to solicit proxies for use at the 2024 Annual Meeting of Shareholders of Big Lots to be held virtually on Wednesday, May 29, 2024 beginning at 10:00 a.m., Eastern Time (including any adjournments, postponements or continuations thereof, the “Annual Meeting”). The Annual Meeting will be held in a completely virtual format through a live webcast. You will not be able to attend the Annual Meeting physically in person. We believe that the virtual format will provide a consistent experience to our shareholders and allow all shareholders to participate in the Annual Meeting regardless of location.
At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/BIG2024. To participate (e.g., submit questions and/or vote) in the virtual Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials).
This Proxy Statement is dated April 19, 2024, and on or about April 19, 2024, we began mailing to our shareholders of record at the close of business on April 1, 2024 a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders for our fiscal year ended February 3, 2024 (“fiscal 2023”).
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting included with this Proxy Statement. Specifically, our shareholders will be asked to:
(1)
elect nine directors to serve until the 2025 Annual Meeting of Shareholders of the Company;

(2)
approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (“say-on-pay resolution”);

(3)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending February 1, 2025 (“fiscal 2024”); and

(4)
transact such other business as may properly come before the Annual Meeting.

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the meeting.
Shareholder Voting Rights
Only those shareholders of record at the close of business on April 1, 2024, the record date for the Annual Meeting (“Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had 29,512,504 common shares, $0.01 par value per share (“Common Shares”), outstanding. Each of the outstanding Common Shares entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting or any postponement or adjournment thereof. The holders of our Common Shares have no cumulative voting rights in the election of directors. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Amended Code of Regulations and the Ohio General Corporation Law.

Registered Shareholders and Beneficial Shareholders
If your Common Shares are registered in your name directly with our transfer agent, Computershare Investor Services, LLC, you are considered a holder of record (which we also refer to as a registered shareholder). If you hold our Common Shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial shareholder of the Common Shares, which shares are often referred to as being held in “street name.”
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while reducing the costs of delivery of our proxy materials and the environmental impact of the Annual Meeting.
A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered shareholders may vote their Common Shares on the Internet. Registered shareholders who prefer to receive a paper or email copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such paper or email copies.
A notice that directs our beneficial shareholders to the website where they can access our proxy materials should be forwarded to each beneficial shareholder by the broker, bank or other holder of record that is considered the registered shareholder with respect to the Common Shares of the beneficial shareholder. Such broker, bank or other holder of record should also provide to the beneficial shareholders instructions on how the beneficial shareholders may request a paper or email copy of our proxy materials. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their Common Shares by following the voting instructions they receive from their broker, bank or other holder of record.
To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
Attendance and Participation at the Annual Meeting
Annual Meeting Access Instructions
Because the Annual Meeting will be held in a completely virtual format through a live webcast, there is no physical meeting location. To attend and participate (e.g., submit questions and/or vote) in the virtual Annual Meeting, holders of Common Shares as of the Record Date, or their duly appointed proxies, should access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/BIG2024. For additional information regarding how to vote at the virtual Annual Meeting, see “Vote by Internet at the Annual Meeting” below.
To attend and participate in the virtual Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials). Access to the webcast of the Annual Meeting will open approximately 15 minutes before the scheduled start time of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time. An audio recording of the entire virtual Annual Meeting will be available in the Investor Relations section of our website (www.biglots.com) after the meeting.

We will have technicians available to assist you with any difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the Annual Meeting, a phone number will be available for you to call at the registration start time on www.virtualshareholdermeeting.com/BIG2024.
Submission of Questions to Annual Meeting
Shareholders as of the Record Date for the Annual Meeting who attend and participate in the virtual Annual Meeting may submit questions at www.virtualshareholdermeeting.com/BIG2024 for the question and answer session that will immediately follow the adjournment of the Annual Meeting. Shareholders must have the control number included on their Notice of Internet Availability of Proxy Materials (or proxy card, if they received printed copies of the proxy materials) to submit questions. As with the annual meetings of shareholders we have held in the past, we will use reasonable efforts to answer all questions relevant to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting.
How to Vote and Revoke Your Vote
Registered Shareholders
After receiving your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials), registered shareholders are urged to visit www.proxyvote.com to access our proxy materials.
If you are a registered shareholder, there are several ways for you to vote your Common Shares:
•
Vote by Internet Before the Date of the Annual Meeting.   You will have the opportunity to vote your Common Shares online at www.proxyvote.com until May 28, 2024 at 11:59 p.m., Eastern Time. When voting online before the date of the Annual Meeting, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote By Internet at the Annual Meeting.   You may also vote your Common Shares online at www.virtualshareholdermeeting.com/BIG2024 during the virtual Annual Meeting. When voting online at the virtual Annual Meeting, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote by Telephone.   You may vote your Common Shares by telephone by calling 1-800-690-6903 from any touch-tone telephone until May 28, 2024 at 11:59 p.m., Eastern Time. When voting by telephone, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote by Mail.   If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope provided with the proxy materials to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards submitted by mail must be received no later than May 28, 2024 to be voted at the Annual Meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.
Beneficial Shareholders
Beneficial shareholders have the right to direct the broker, bank or other holder of record that is the registered holder of their Common Shares on how to vote their Common Shares by following the voting instructions included in the materials they receive from their registered holder. Beneficial shareholders should follow the procedures and directions set forth in such voting instructions to instruct their registered holder how to vote those Common Shares or revoke or change previously given voting instructions (including how to vote at the Annual Meeting). Beneficial shareholders should contact their broker, bank or other holder of record to determine the applicable deadlines.
Brokers, banks and other holders of record who hold Common Shares for beneficial shareholders in street name may vote such Common Shares on “routine” matters (as determined under New York Stock Exchange (“NYSE”) rules), such as Proposal Three, without specific voting instructions from the beneficial owner of such Common Shares. Such brokers, banks and other holders of record may not, however, vote such Common Shares on “non-routine” matters, such as Proposal One and Proposal Two, without specific voting instructions from the beneficial owner of such Common Shares. Proxies submitted by such brokers, banks and other holders of record that have not been voted on “non-routine” matters are referred to as “broker non-votes.” Broker non-votes will not be counted for purposes of determining the number of Common Shares necessary for approval of any matter to which broker non-votes apply (i.e., broker non-votes will have no effect on the outcome of such matter).
How to Revoke or Change Your Vote
If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
•
signing and returning a new proxy card with a later date (only your latest completed, signed and dated proxy card received by May 28, 2024 will be counted);

•
submitting a later-dated vote by telephone or via the Internet (only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Time, on May 28, 2024, will be counted);

•
attending and participating in the virtual Annual Meeting and voting again (attending the virtual Annual Meeting will not by itself revoke a previously submitted proxy); or

•
delivering a written revocation to our Corporate Secretary at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081, received no later than May 28, 2024.

Beneficial shareholders should follow the procedures and directions set forth in the voting instructions they receive from their registered holder to instruct their registered holder how to revoke or change previously given voting instructions.
What is a “proxy”?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
Householding
SEC rules allow multiple shareholders residing at the same address the convenience of receiving a single copy of the Notice of Internet Availability of Proxy Materials (or the Annual Report to Shareholders and Proxy Statement, if requested) if they consent to do so (we refer to this process as “householding”). Householding is permitted only in certain circumstances, including when you have the same last name and address as another shareholder. If the required conditions are met, and SEC rules allow, your household may receive a single copy of the Notice of Internet Availability of Proxy Materials or, if requested, the Annual Report to Shareholders and Proxy Statement. Upon request, we will promptly deliver a separate copy of the Annual Report to Shareholders and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the document(s) was delivered. Such a request should be made in the same manner as a revocation of consent for householding.
You may revoke your consent for householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will be sent separate copies of the Annual Report to Shareholders and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable.

Beneficial shareholders can request more information about householding from their brokers, banks or other holders of record.
Board’s Recommendations
Subject to revocation, all proxies that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the Common Shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
(1)
FOR the election of the director nominees identified in Proposal One;

(2)
FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and the narrative discussion accompanying the tables (see Proposal Two); and

(3)
FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024 (see Proposal Three).

If any other matter properly comes before the Annual Meeting, or if a director nominee named in this Proxy Statement is unable to serve or for good cause will not serve, the proxy holders will vote on such matter or for a substitute nominee as recommended by the Board.
Quorum
The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting will constitute a quorum and permit us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of Common Shares considered to be present at the Annual Meeting for purposes of establishing a quorum.
Vote Required to Approve a Proposal
Proposal One
Our Amended Articles of Incorporation impose a majority vote standard in uncontested elections of directors and our Corporate Governance Guidelines contain a majority vote policy applicable to uncontested elections of directors. Specifically, Article Eighth of our Amended Articles of Incorporation provides that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. In all director elections other than uncontested elections, plurality voting will apply and the director nominees receiving the greatest number of votes cast for their election will be elected as directors. An “uncontested election” generally means an election of directors at a meeting of shareholders in which the number of nominees for election does not exceed the number of directors to be elected. Broker non-votes will not be considered votes cast for or against a director nominee’s election at the Annual Meeting.
See the “Governance — Majority Vote Standard and Policy” section of this Proxy Statement for more information about our majority vote policy and standard.
Other Matters
For purposes of Proposal Two and Proposal Three, the affirmative vote of the holders of a majority of the outstanding Common Shares, present in person or by proxy, and entitled to vote on the proposal, will be required for approval. The votes received with respect to Proposal Two and Three are advisory and will not bind the Board or the Company. A properly executed proxy marked “abstain” with respect to Proposal Two and Proposal Three will not be voted with respect to such matter, although it will be counted for purposes of determining the number of Common Shares necessary for approval of Proposal Two and Proposal Three. Accordingly, an abstention will have the same effect as a vote against Proposal Two and Proposal Three. If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the Common Shares in accordance with the recommendation of the Board.
Tabulation
Votes will be counted by an independent inspector of election appointed for the Annual Meeting by the Board.
Appraisal or Dissenters’ Rights
Shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.
Results
We will announce preliminary results promptly once they are available and will report final results in a filing with the SEC on a Current Report on Form 8-K. You can access both Form 8-Ks and our other reports we file with the SEC at our website at https://www.biglots.com/corporate/investors/sec-filings or at the SEC’s website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.

PROPOSAL ONE:   ELECTION OF DIRECTORS
In accordance with the Company’s Amended Code of Regulations, the current size of the Board is set at eleven directors but will be reduced to nine directors effective as of the Annual Meeting. The Board has nominated the nine persons identified in the biographies set forth below for election as directors at the Annual Meeting, who include all of the incumbent directors except for Ms. Gottschalk and Ms. Reardon whose terms will end at the Annual Meeting. At the Annual Meeting, the Common Shares represented by proxies will be voted, unless otherwise specified, for the election of the nine director nominees named below. Proxies cannot be voted at the Annual Meeting for more than nine persons. Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.
On March 1, 2024, the Board (1) increased the number of directors that comprise the Board from ten to eleven directors in accordance with the Company’s Amended Code of Regulations and (2) upon the recommendation of the Nominating / Corporate Governance Committee, elected Maureen B. Short to fill the vacancy created by such increase. Ms. Short was recommended to the Nominating and Governance Committee by members of the Board. The Nominating / Corporate Governance Committee, after reviewing Ms. Short’s qualifications and the Board’s then-current needs and determining her independence under the applicable NYSE rules, recommended that Ms. Short be appointed to the Board.
All of the nominees set forth below have consented to being named in this Proxy Statement and to serve as directors of the Company if elected. It is expected that all nominees proposed by the Board will be able to serve on the Board if elected. However, if before the Annual Meeting one or more of the Board’s nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board. There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption.
Set forth below is certain information related to the nominees.

Summary of Director Nominee Core Experiences and Skills
Our Board possesses a deep and broad set of experiences and skills that facilitate strong oversight and strategic direction for a leading retailer.   The following chart summarizes the competencies of each director nominee to be represented on our Board.
EXPERIENCE/SKILLS	Campos	Chambers	DiGrande	Jamison	McCormick	Newton	Schoppert	Short	Thorn
Retail Industry Operating or managerial experience with retailers.	X	X	X	X	X	X	X	X	X
Customer Experience/Omnichannel and Digital Strategies Experience developing and deploying retail (or adjacent sector) customer experience programs across physical and digital mediums.	X	X	X	X	X	X	X	X	X
Public Company CEO/COO/CFO/CHRO Prior public company C-suite experience.		X	X	X			X	X	X
Finance/Accounting/Audit Understanding of finance, accounting, financial reporting and/or audit processes.	X	X	X	X	X	X	X	X	X
Legal/Risk Management Governmental/public policy, legal/regulatory and risk management experience.		X	X	X	X	X	X	X	X
Strategy, Innovation and Business Transformation Experience successfully ideating and executing transformative business strategies.	X	X	X	X	X	X	X	X	X
Human Capital/Talent Management Experience in human resources, talent and leadership development and/or executive compensation.	X	X		X		X			X
Other Public Company Board Prior public company board experience to assist in enhancing board form and function.		X		X	X		X		X
Environmental, Social and Governance Significant experience with ESG strategies and programs.	X	X	X	X	X	X	X	X	X

The following information is furnished with respect to each of the current directors of the Company, all of whom are director nominees of the Company except for Ms. Gottschalk and Ms. Reardon whose terms will end at the Annual Meeting. This information includes their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating / Corporate Governance Committee and the Board to determine that the nominees should serve as our directors. Other than as set forth in this Proxy Statement, no principal occupation of any of the Board’s nominees has been at any corporation or organization that is a parent, subsidiary or other affiliate of the Company.
Age: 57 Director since: 2021 Committees: • Audit • Capital Allocation Planning
SANDRA Y. CAMPOS
Ms. Campos served as the Chief Executive Officer of DVF (Diane von Furstenberg) (a luxury fashion brand) from 2018 to 2020. After her departure from DVF, Ms. Campos served as the Chief Executive Officer of Project Verte Inc. (a retail technology and supply chain solutions provider) until November 2021. A receivership proceeding was filed against Project Verte Inc. in August 2022 in the Delaware Court of Chancery. The receiver subsequently filed a bankruptcy proceeding under Chapter 7 of the U.S. Bankruptcy Code with respect to Project Verte Inc. in January 2023 in the U.S. Bankruptcy Court for the District of Delaware. Since her departure from Project Verte Inc., Ms. Campos has been serving as a professional director.
Prior to joining DVF, she was the Co-President, Women’s Apparel of Global Brands Group Holding Limited (a branded apparel, footwear and brand management company) from 2015 to 2018, which included the Juicy Couture, Bebe, Buffalo, Tretorn, BCBG and Herve Leger brands. Ms. Campos also held leadership roles with apparel companies Polo Ralph Lauren and Nautica International.
Ms. Campos also founded Fashion Launchpad (a continuing education platform for retail and fashion professionals) and created Dream out Loud in partnership with Selena Gomez (the first teen celebrity brand management company).
Qualifications: Ms. Campos’ qualifications to serve on the Board include her extensive executive experience in the retail, technology and consumer products industries, marketing, global brand building, and omnichannel development and her experience serving on the boards of other public companies.
Other Directorships: PetMed Express, Inc. (a provider of medications, food, supplements, supplies and vet services for pets) since 2023, where she serves on the audit committee, compensation committee and corporate governance and nominating committee. She is also a member of the board of directors of fabric (a privately-held modular and headless e-commerce solution) and PureRED (a privately-held advertising services company).

Age: 66 Director since: 2012 Committees: • Human Capital and Compensation • Capital Allocation Planning
JAMES R. CHAMBERS
Mr. Chambers served as President and Chief Executive Officer and director of Weight Watchers International, Inc. (weight management services provider) from 2013 to late 2016. Since his retirement from Weight Watchers International, Inc. in 2016, he has been serving as a professional director and as a strategic advisor to boards of directors.
Mr. Chambers previously served as President of the US Snacks and Confectionery business unit and General Manager of the Immediate Consumption Channel of Kraft Foods Inc. (food manufacturer) until 2011. Mr. Chambers also served as President and CEO of Cadbury Americas (confectionery manufacturer) until 2010 and as the President and Chief Executive Officer of Remy Amerique, Inc. (spirits manufacturer). Prior to his employment with Remy Amerique, Inc., Mr. Chambers served as the Chief Executive Officer of Paxonix, Inc. (online branding and packaging process solutions business), the Chief Executive Officer of Netgrocer.com (online grocery retailer) and the Group President of Information Resources, Inc. (global market research provider). Mr. Chambers spent the first 17 years of his career at Nabisco (food manufacturer), where he held leadership roles in sales, distribution, marketing and information technology, culminating in the role of President, Refrigerated Foods. Mr. Chambers previously served as a director of B&G Foods (food manufacturer) for seven years where he served on the nominating and governance committee and the compensation committee.
Qualifications: Mr. Chambers’ qualifications to serve on the Board include his extensive cross-functional packaged goods industry experience, his extensive leadership experience as a chief executive officer, his 20-year track record in general management and his experience serving on the boards of other public companies.
Other Directorships: Chair of the Board of TIAA (a privately-held Fortune 500 financial services company), where he serves on the human resources committee, the nominating and governance committee and the risk and compliance committee. In addition, since February 2022, Mr. Chambers has served as a strategic advisor to the board of Ocean Spray (a leading agricultural cooperative) and serves on the Finance and Investment Committee of the Atlantic Health System (a leading healthcare organization).

Age: 57 Director since: 2018 Committees: • Human Capital and Compensation • Capital Allocation Planning
SEBASTIAN J. DIGRANDE
Mr. DiGrande is the Chief Executive Officer of Plastic Credit Exchange (a facilitator of funding of plastic waste clean-up, recycling and reprocessing activities). Mr. DiGrande served as a professional director from 2019 until April 2022.
Mr. DiGrande served as the Executive Vice President of Strategy and Chief Customer Officer for Gap Inc. (apparel retailer) from May 2016 until 2019, where he led the company’s strategy, consumer and market insights, customer data and analytics, digital and customer marketing, payments, loyalty, and franchise teams. Prior to joining Gap, Inc., Mr. DiGrande was a Senior Partner and Managing Director for The Boston Consulting Group from 1996 to April 2016. He was also a leader in BCG’s Technology, Marketing and Digital Innovation efforts.
Qualifications: Mr. DiGrande’s qualifications to serve on the Board include his extensive experience in senior management roles in strategy, analytics, marketing and technology, his extensive consulting background and his qualification as an “audit committee financial expert,” as defined by applicable SEC rules.

Age: 63 Director since: 2015 Term to end at the Annual Meeting Committees: • Audit (Chair) • Human Capital and Compensation • Nominating / Corporate Governance
MARLA C. GOTTSCHALK
Ms. Gottschalk is the former Chief Executive Officer of The Pampered Chef, Ltd. (marketer of kitchen tools, food products and cookbooks), where she also previously served as President and Chief Operating Officer. Since her retirement from The Pampered Chef, Ltd. in 2013, she has been serving as a professional director.
Ms. Gottschalk served as Senior Vice President of Financial Planning and Investor Relations for Kraft Foods, Inc. (food manufacturer), where she also previously served as Executive Vice President and General Manager of the Post Cereal division and Vice President of Marketing and Strategy of the Kraft Cheese division. Ms. Gottschalk previously served as a director of Potbelly Corporation (food retailer) from 2019 until 2022 where she served as the chair of the audit committee and on the compensation committee.
Qualifications: Ms. Gottschalk’s qualifications to serve on the Board include her extensive experience in operations and strategic management, her qualification as an “audit committee financial expert,” as defined by applicable SEC rules, her extensive leadership experience as a chief executive officer, her expertise in the food industry and her experience serving on the boards of other public companies.
Other Directorships: US Foods, Inc. (Food wholesaler) since 2022, where she serves on the audit committee and nominating and governance committee; Reynolds Consumer Products Inc. (consumer products) since 2020, where she is chair of the audit committee; and UL Solutions (global safety certification company) since 2009, where she is chair of the nominating and governance committee and serves on the human capital and compensation committee.

Age: 64 Director since: 2015 Committees: • None
CYNTHIA T. JAMISON
Chair of the Board of Big Lots, Inc. since 2022.
Ms. Jamison served as Chief Financial Officer or Chief Operating Officer of several companies during her tenure from 1999 to 2009 at Tatum, LLC (executive services firm). From 2005 to 2009, she led the CFO services practice and was a member of the firm’s operating committee. After retiring from Tatum, Ms. Jamison subsequently served as Chief Financial Officer of AquaSpy, Inc. from 2009 to 2012 (provider of soil moisture sensors to monitor soil moisture levels). Since her retirement from AquaSpy Inc. in 2012, she has been serving as a professional director.
Ms. Jamison has also served as Chief Financial Officer of Chart House Enterprises (food retailer) and held various financial positions at Allied Domecq Retailing USA, Kraft General Foods and Arthur Anderson LLP. Ms. Jamison previously served as a director of B&G Foods, Inc. (food manufacturer and distributor) from 2004 to 2015, where she served as chair of the audit committee. She previously held board seats at Horizon Organic Holdings from 2001 to 2003, Cellu Tissue, Inc. and Tractor Supply Company
Qualifications: Ms. Jamison’s qualifications to serve on the Board include her extensive experience in financial and accounting matters, including public company reporting, as well as strategy and capitalization expertise, her qualification as an “audit committee financial expert,” as defined by applicable SEC rules, and her key management, leadership, financial and strategic planning, corporate governance and public company executive and board experience.
Other Directorships: Darden, Inc. (food retailer) since 2014, where she serves as chairman; and The ODP Corporation (a provider of business services, products and digital workplace technology solutions) since 2013, where she is chair of the audit committee and a member of the compensation & talent committee.

Age: 68 Director since: 2018 Committees: • Human Capital and Compensation • Capital Allocation Planning (Chair)
CHRISTOPHER J. MCCORMICK
Mr. McCormick is the former President and Chief Executive Officer of L.L. Bean, Inc. (clothing and outdoor recreation equipment retailer). He joined L.L. Bean, Inc. in 1983 and held a number of leadership positions in advertising and marketing prior to his tenure as President and Chief Executive Officer from 2001 until March 2016. Since his retirement from L.L. Bean, Inc. in 2016, he has been serving as a professional director. Mr. McCormick previously served as a director of Sun Life Financial, Inc. (financial services company) from 2017 to 2019, where he served as a member of the compensation committee and nominating corporate governance committee.
Qualifications: Mr. McCormick’s qualifications to serve on the Board include his extensive leadership experience as a chief executive officer of a retail company, his service on the boards of other public companies and his qualification as an “audit committee financial expert,” as defined by applicable SEC Rules.
Other Directorships: Levi Strauss & Co. (clothing retailer) since 2016, where he is a member of the audit committee and the nominating and governance committee.

Age: 51 Director since: 2021 Committees: • Audit • Nominating / Corporate Governance
KIMBERLEY A. NEWTON
Ms. Newton is the founder and Chief Executive Officer of Alexis Enterprises, LLC, which includes the Intentional Pause Project (media, product, and experiential platform aimed at empowering women to expand the impact of their leadership). Ms. Newton is the former Senior Vice President Consumer Experience of Hallmark Cards, Inc. (greeting card manufacturer) from 2017 to 2019. Ms. Newton joined Hallmark Cards, Inc. in 1996 and held a number of leadership positions in marketing and strategy before serving as Vice President North America Strategy and Planning from 2011 to 2015 and Vice President Corporate Strategy and Business Development from 2015 to 2017.
During her more than 20 years with Hallmark Cards, Inc., she influenced global corporate strategy and led transformation across a diversified portfolio of top brands by reimagining strategies and capabilities through a future-looking, digitally-enabled, and customer-focused lens. Ms. Newton has been recognized as a top African American in corporate America and is an active investor in and advisor to several female-led businesses.
Qualifications: Ms. Newton’s qualifications to serve on the Board include her extensive experience in consumer marketing, corporate strategy, business development, omnichannel consumer experience, P&L management and digital transformation.

Age: 71 Director since: 2015 Term to end at the Annual Meeting Committees: • Human Capital and Compensation (Chair) • Nominating / Corporate Governance
NANCY A. REARDON
Ms. Reardon is the former Senior Vice President and Chief Human Resources and Communications Officer of Campbell Soup Company (food manufacturer). Since her retirement from Campbell Soup Company in 2012, she has been serving as a professional director.
Additionally, Ms. Reardon served as Executive Vice President of Human Resources for Comcast Cable Communications, Inc. (telecommunications provider) from 2002 to 2004. Prior to that, Ms. Reardon served as Partner and Executive Vice President, Human Resources and Corporate Affairs for Borden Capital Management Partners (consumer products retailer) from 1997 to 2002, where she developed financial and merger and acquisition skills through her involvement in multiple transactions for a portfolio of operating companies. Ms. Reardon previously served as a director of Warnaco Group, Inc. (apparel retailer) where she served as a member of the audit committee and the compensation committee.
Qualifications: Ms. Reardon’s qualifications to serve on the Board include her extensive experience in senior management roles, her experience on the boards of other public companies and private and charitable organizations, her experience leading human resources departments and in communications and public affairs, her leadership skills and her skills in human capital management, talent development and succession planning.
Other Directorships: Signet Jewelers Limited (jewelry retailer) since 2018, where she chairs the human capital management and compensation committee and serves on the corporate citizenship and sustainability committee.

Age: 57 Director since: 2015 Committees: • Audit • Nominating /Corporate Governance (Chair) • Capital Allocation Planning
WENDY L. SCHOPPERT
Ms. Schoppert is the former Executive Vice President and Chief Financial Officer of Sleep Number Corporation (smart bed and wellness technology retailer and manufacturer) from June 2011 to February 2014, where she also served as Chief Information Officer and led Marketing, Digital, International, and New Channel Development. Since her retirement from Sleep Number Corporation in 2014, she has been serving as a professional director.
Prior to joining Sleep Number, Ms. Schoppert led the Private Asset Management division of US Bank (financial services company) from 2004 to 2005 and served as Head of Product, Marketing & Corporate Development for U.S. Bank’s Asset Management division from 2002 to 2004. Ms. Schoppert began her career in the airline industry, serving in various financial, strategic and general management leadership positions at American Airlines, Northwest Airlines and America West Airlines. Ms. Schoppert also previously served as a director of The Hershey Company (a global snacking company) from 2017 to 2023.
Qualifications: Ms. Schoppert’s qualifications to serve on the Board include her qualification as an “audit committee financial expert,” as defined by applicable SEC Rules, her extensive retail experience across finance, information technology, digital and marketing, and her significant financial leadership and expertise with respect to the oversight of financial reporting and disclosure for public companies.
Other Directorships: DaVita, Inc. (a healthcare company) since 2023, where she serves on the audit committee and compliance and quality committee; The ODP Corporation (a provider of business services, products and digital workplace technology solutions), since 2020, where she chairs the compensation & talent committee and serves on the audit committee; and Bremer Financial Corporation (a financial services firm) since 2017, where she serves on the audit committee and the compensation committee.

Age: 47 Director since: 2024 Committees: • Audit • Capital Allocation Planning
MAUREEN B. SHORT
Ms. Short is the former Chief Financial Officer of Upbound Group, Inc., formerly known as Rent-A-Center (a lease-to-own discount retailer), from 2016 to 2022. Prior to serving as Upbound’s Chief Financial Officer, Ms. Short spent eight years with Upbound Group, Inc. in roles with increasing responsibility including Senior Vice President of Finance, Investor Relations and Treasury; Senior Vice President of Finance, Analytics and Reporting; Vice President of Analytics and Reporting; and Director of Financial Planning and Analysis. Prior to joining Upbound, Ms. Short held strategic planning and finance positions with Blockbuster and Sprint.
Qualifications: Ms. Short’s qualifications to serve on the Board include her qualification as an “audit committee financial expert,” as defined by applicable SEC Rules, her extensive experience in senior management roles, her extensive discount retail experience in finance, investor relations and strategic planning roles, and her significant financial leadership and expertise with respect to the oversight of financial reporting and disclosure for public companies.

Age: 57 Director since: 2018 Committees: • None
BRUCE K. THORN
Mr. Thorn is our President and Chief Executive Officer. Before joining Big Lots in September 2018, he served as President (since 2017) and Chief Operating Officer (since 2015) of Tailored Brands, Inc. (a leading specialty retailer of men’s tailored clothing and formalwear) until 2018. Mr. Thorn also previously held various enterprise-level roles with PetSmart, Inc. (a pet supply retailer), most recently as Executive Vice President, Store Operations, Services and Supply Chain, as well as leadership positions with The Gap, Inc., Cintas Corp, LESCO, Inc. and The United States Army.
Qualifications: Mr. Thorn’s qualifications to serve on the Board include his day-to-day leadership as President and Chief Executive Officer of Big Lots, strong leadership skills, proven management capabilities and more than 25 years of diverse retail and services experience.
Other Directorships: Caleres, Inc. (a footwear company) since 2022, where he serves on the culture, compensation, and people committee and the technology and digital commerce committee.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

GOVERNANCE
The following table sets forth some of our key governance policies and practices we have implemented to advance the objectives and long-term interests of our shareholders:
Governance Highlights
• Eight of our nine director nominees are independent	• Five of our eight independent director nominees are women
• Annual election of all directors and Majority Voting Standard	• Annual board and committee self-evaluations
• Proxy access for our shareholders	• We have a non-executive chair
• Executive session of non-employee directors at all regularly scheduled board meetings	• Director orientation and continuing education
• All committees composed of independent directors	• Limit of 4 public company directorships Board members may hold
• Annual shareholder engagement	• Mandatory Board retirement at age 72
Board Leadership and Independent Chair of the Board
The Board is currently composed of the individuals identified in Proposal One, including Ms. Gottschalk and Ms. Reardon whose terms will end at the Annual Meeting. Each of the directors (other than Mr. Thorn, our Chief Executive Officer (“CEO”) and President), qualifies as an independent (as defined by the applicable NYSE rules) non-employee director (“non-employee directors”). Ms. Jamison, a non-employee director, currently serves as non-executive Chair of the Board (“Chair”). The Board believes it should have the flexibility to establish a leadership structure that works best for us at a particular time, and it reviews that structure from time to time, including in the context of a change in leadership. The Chair works with management to plan the agendas for meetings of the Board, chairs the Board meetings, and is responsible for briefing our CEO, as needed, concerning executive sessions of the independent members of the Board. The Chair also determines when additional meetings of the Board are needed. Additionally, the Chair communicates informally with other directors between meetings of the Board to foster free and open dialogue among directors.
Board Meetings in Fiscal 2023
The Board held eleven meetings during fiscal 2023. During fiscal 2023, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the periods that he or she served). All of our then current directors attended our 2023 Annual Meeting of Shareholders as required by our Corporate Governance Guidelines. In addition, the non-employee directors met in executive session at each of the Board’s regularly scheduled meetings.
Role of the Board’s Committees
The Board has standing Audit, Human Capital and Compensation, Nominating / Corporate Governance and Capital Allocation Planning Committees. Each of these committees reports its activities to the Board.
Audit Committee
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility with respect to:
(1)
the integrity of the financial reports and other financial information provided by us to our shareholders and others;

(2)
our compliance with legal and regulatory requirements;

(3)
the engagement of our independent registered public accounting firm and the evaluation of the firm’s qualifications, independence and performance;

(4)
the performance of our system of internal controls;

(5)
the oversight of the performance of the internal audit function;

(6)
our audit, accounting and financial reporting processes generally; and

(7)
the evaluation of enterprise risk issues.

During fiscal 2023, Mses. Campos, Gottschalk, Newton and Schoppert and Mr. DiGrande served on our Audit Committee. Ms. Short joined the Audit Committee upon her appointment to the Board in March 2024. All members of the Audit Committee are independent as required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. The Board has determined that each member of the Audit Committee is “financially literate,” as required by NYSE rules, and is an “audit committee financial expert,” as defined by applicable SEC rules.
The functions of the Audit Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee met four times during fiscal 2023.
Human Capital and Compensation Committee
The Human Capital and Compensation Committee discharges the responsibilities of the Board relating to the administration of our compensation programs, including the compensation program for our executive leadership team (“Leadership Team”), and provides input on our policies and strategies relating to human capital management. Our Leadership Team is composed of the current executives named in the Summary Compensation Table and other executives reporting to our CEO.
The responsibilities of the Human Capital and Compensation Committee include:
(1)
establishing our general compensation philosophy;

(2)
overseeing the development of our compensation programs;

(3)
approving goals and objectives for the incentive compensation awarded to the Leadership Team;

(4)
reviewing and recommending to the Board the other compensation for our CEO and the Leadership Team;

(5)
reviewing plans for the leadership, development, retention and succession of the CEO’s direct reports;

(6)
administering our compensation programs;

(7)
overseeing our policies and strategies relating to the management of our human capital; and

(8)
reporting on the entirety of the executive compensation program to the Board.

The Human Capital and Compensation Committee annually conducts a compensation risk assessment. The purpose of the assessment is to identify risks arising from the Company’s compensation policies, practices and programs and the controls in place to mitigate any such risks. The Human Capital and Compensation Committee determined that our compensation policies are consistent with our overall risk structure.
The Company has internal controls over the measurement and calculation of the performance measures, including operating profit, earnings per share, return on invested capital, sales, free cash flow, net income and relative total shareholder return. These controls, and the auditing of the Company’s financial statements by an independent registered public accounting firm, are designed to keep the Company, including its compensation programs, from being susceptible to manipulation by associates. In addition, our associates are subject to the Company’s Code of Business Conduct and Ethics which covers, among other things, accuracy of books and records.
During fiscal 2023, Mses. Gottschalk and Reardon and Messrs. Chambers, DiGrande and McCormick served on our Human Capital and Compensation Committee. All members of the Human Capital and Compensation Committee are independent as required by the Human Capital and Compensation Committee’s charter and NYSE rules.
The functions of the Human Capital and Compensation Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Human Capital and Compensation Committee met seven times during fiscal 2023.
Nominating / Corporate Governance Committee
The responsibilities of the Nominating / Corporate Governance Committee include:
(1)
recommending individuals to the Board for nomination as members of the Board and its committees;

(2)
taking a leadership role in shaping our corporate governance policies and practices, including recommending to the Board changes to our Corporate Governance Guidelines and monitoring compliance with such guidelines;

(3)
developing and recommending to the Board appropriate criteria for determining director independence;

(4)
in coordination with the Human Capital and Compensation Committee, monitoring issues associated with CEO succession planning and management development;

(5)
overseeing the evaluation of the Board and CEO; and

(6)
reviewing the compensation of the members of the Board and recommending any changes to such compensation to the Board for its approval.

During fiscal 2023, Mses. Gottschalk, Newton, Reardon and Schoppert and Mr. DiGrande served on our Nominating / Corporate Governance Committee. All members of the Nominating / Corporate Governance Committee are independent as required by the Committee’s charter and NYSE rules.
The functions of the Nominating / Corporate Governance Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Nominating / Corporate Governance Committee met four times during fiscal 2023.
Capital Allocation Planning Committee
The responsibilities of the Capital Allocation Planning Committee include:
(1)
reviewing, at least annually, the Company’s three-year capital expenditure outlook and expected returns, current year capital expenditure plan and associated returns and three-year liquidity outlook;

(2)
periodically reviewing the Company’s current year actual capital expenditures versus the current year capital expenditure plan, the Company’s rolling twelve-month liquidity outlook, debt ratio and other ratios required for compliance with the Company’s credit facilities and management’s estimate of the Company’s weighted-average cost of capital;

(3)
reviewing management recommendations on the Company’s declaration and payment of quarterly or special dividends on our Common Shares;

(4)
reviewing management recommendations on the establishment and, upon establishment, execution of a share repurchase program;

(5)
periodically reviewing the Company’s capital allocation strategy in comparison to peers and industry benchmarks; and

(6)
reviewing the Company’s short-term investment policy.

During fiscal 2023, Mses. Campos and Schoppert and Messrs. Chambers, DiGrande and McCormick served on our Capital Allocation Planning Committee. Ms. Short joined the Capital Allocation Planning Committee upon her appointment to the Board in March 2024. All voting members of the Capital Allocation Planning Committee meet the NYSE independence requirements.
The functions of the Capital Allocation Planning Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Capital Allocation Planning Committee met nine times during fiscal 2023.
Selection of Nominees by the Board
The Nominating / Corporate Governance Committee has oversight over a broad range of issues relating to the composition and operation of the Board. The Nominating / Corporate Governance Committee is responsible for recommending to the Board the appropriate skills and qualifications required of Board members, based on our needs from time to time. The Nominating / Corporate Governance Committee also evaluates prospective director nominees against the standards and qualifications set forth in the Corporate Governance Guidelines. Although the Nominating / Corporate Governance Committee has not approved any specific minimum qualifications that must be met by a nominee for director recommended by the Nominating / Corporate Governance Committee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating / Corporate Governance Committee considers factors such as the prospective nominee’s relevant experience, character, intelligence, independence, commitment, judgment, prominence, age, and compatibility with our CEO, senior management and other members of the Board. The Nominating / Corporate Governance Committee also considers other relevant factors that it deems appropriate, including the current composition of the Board, the alignment of the Board members’ skills and experiences with our strategic plan, diversity, experience with succession planning, crisis management, the balance of management and independent directors, public company experience and the need for committee expertise. Before commencing a search for a new director nominee, the Nominating / Corporate Governance Committee confers with the Board regarding the factors it intends to consider in its search.
In identifying potential candidates for Board membership, the Nominating / Corporate Governance Committee considers recommendations from the Board, shareholders and management, as well as proxy access candidates. Any shareholder who wishes to recommend a prospective director nominee to the Board must send written notice to: Chair of the Nominating / Corporate Governance Committee, Big Lots, Inc., 4900 E. Dublin-Granville Road, Columbus, Ohio 43081. The written notice must include the prospective nominee’s name, age, business address, principal occupation, ownership of our Common Shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director, and any other information that is deemed relevant by the recommending shareholder. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board and management receive.
Pursuant to its written charter, the Nominating / Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm.
Director Vote Standard and Policy
Our Amended Articles of Incorporation impose a majority vote standard in uncontested elections of directors and our Corporate Governance Guidelines contain a majority vote policy applicable to uncontested elections of directors. Article Eighth of our Amended Articles of Incorporation provides that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes cast for such nominee’s election exceeds the number of votes cast against and/or withheld from such nominee’s election. The majority vote policy contained in our Corporate Governance Guidelines requires any nominee for director who does not receive more votes cast for such nominee’s election than votes cast against and/or withheld as to his or her election to deliver his or her resignation from the Board to the Nominating / Corporate Governance Committee. Broker non-votes have no effect in determining whether the required affirmative majority vote has been obtained. Upon its receipt of such resignation, the Nominating / Corporate Governance Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or to take other action. The Board will act on the recommendation of the Nominating / Corporate Governance Committee no later than 100 days following the certification of the shareholder vote. The Nominating / Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, will evaluate such resignation in light of the best interests of Big Lots and our shareholders and may consider any factors and other information they deem relevant; provided, however, that if the nominee for director who delivered such resignation also failed to receive more votes cast for such nominee’s election than votes cast against and/or withheld as to his or her election at the immediately preceding meeting of shareholders involving the election of directors, the Board must accept the resignation. We will promptly publicly disclose the Board’s decision in a periodic or current report to the SEC.
Determination of Director Independence
The Board affirmatively determined that all of the directors nominated for election at the Annual Meeting other than Mr. Thorn are independent of Big Lots, its subsidiaries and its management under the standards set forth in the NYSE rules, and no director nominee other than Mr. Thorn has a material relationship with Big Lots, its subsidiaries or its management aside from his or her service as a director.
In determining that each of the director nominees other than Mr. Thorn is independent, the Board considered charitable contributions to not-for-profit organizations of which these director nominees or their immediate family members are executive officers or directors and determined that each of the transactions and relationships it considered was immaterial and did not impair the independence of any of the directors.
In addition, all members of the Board’s standing Audit Committee meet the independence standards required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. All members of the Human Capital and Compensation Committee meet the independence standards required by the Human Capital and Compensation Committee’s charter and NYSE rules.
Related Person Transactions
Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Financial Professionals, and human resources policies prohibit (without the consent of the Board or the Nominating / Corporate Governance Committee) directors, officers and employees from engaging in transactions that conflict with our interests or that otherwise usurp corporate opportunities.
Pursuant to our written related person transaction policy, the Nominating / Corporate Governance Committee evaluates “related person transactions.” Consistent with SEC rules, we consider a related person transaction to be any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Big Lots or a subsidiary thereof is, was or will be a participant:
(1)
involving more than $120,000; and

(2)
in which any of our directors, nominees for director, executive officers, holders of more than five percent of our Common Shares or their respective immediate family members had, has or will have a direct or indirect material interest.

Under our policy, our directors, executive officers and other members of management are responsible for bringing all transactions, whether proposed or existing, of which they have knowledge and which they believe may constitute related person transactions to the attention of our General Counsel. If our General Counsel determines that the transaction constitutes a related person transaction, our General Counsel will notify the chair of the Nominating / Corporate Governance Committee. Thereafter, the Nominating / Corporate Governance Committee will review the related person transaction, considering all factors and information it deems relevant, and either approve or disapprove the transaction in light of what the Committee believes to be the best interests of Big Lots and our shareholders. If advance approval is not practicable or if a related person transaction that has not been approved is discovered, the Nominating / Corporate Governance Committee will promptly consider whether to ratify the related person transaction. Where advance approval is not practicable or we discover a related person transaction that has not been approved and the Committee disapproves the transaction, the Committee will, taking into account all of the factors and information it deems relevant (including the rights available to us or other parties under the transaction), determine whether we should amend, rescind or terminate the transaction in light of what it believes to be the best interests of Big Lots and its shareholders.
Examples of factors and information that the Nominating / Corporate Governance Committee may consider in its evaluation of a related person transaction include:
(1)
our reasons for entering into the transaction;

(2)
the terms of the transaction;

(3)
the benefits of the transaction to us;

(4)
the comparability of the transaction to similar transactions with unrelated third parties;

(5)
the materiality of the transaction to each party;

(6)
the nature of the related person’s interest in the transaction;

(7)
the potential impact of the transaction on the status of an independent director; and

(8)
the alternatives to the transaction.

Additionally, each director, nominee for director and executive officer must complete an annual questionnaire that requires written disclosure of any related person transaction.
Oversight of Corporate Strategy
The Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities and potential corporate development opportunities. At the Board and committee meetings and throughout the year, the Board regularly receives information and formal updates from our management and actively engages with the Leadership Team with respect to our corporate strategy, oversight of corporate culture and human capital management. The Board’s independent directors also hold regularly scheduled executive sessions at which strategy is discussed.
Board’s Role in Risk Oversight
The Board and its committees play an important role in overseeing the identification, assessment and mitigation of short-term, intermediate-term and long-term risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies. We believe that we have a robust internal enterprise risk management function led by our internal auditors and overseen by a Risk Council that is co-chaired by our Chief Financial and Administrative Officer and Chief Legal and Governance Officer and includes the leaders of each functional area within the Company. The Risk Council reviews and assesses potential enterprise risks on at least an annual basis through interviews with our senior leaders and with members of the Board. The Risk Council convenes quarterly with the Chief Executive Officer, assesses our enterprise risks, and categorizes such risks into three tiers. The Audit Committee oversees the enterprise risk management function generally, but, depending on which risks are designated as Tier 1, each Board committee may oversee one or more of such risks and is otherwise responsible for evaluating certain non-enterprise level risks and overseeing the management of such risks. The entire Board participates in the enterprise risk management process and reviews Tier 1, 2, and 3 enterprise risks at least annually. The Board is regularly informed about specific Tier 1 risks and other non-enterprise level risks through reports of its committees.

The Board oversees the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed. The Board also oversees the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics. The Board retains oversight responsibility for these risk issues instead of allocating oversight for them to a Board committee as a result of the experience of various Board members with respect to these risk issues that are not represented on any single committee.
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, and the evaluation of the enterprise risk management function. In carrying out these responsibilities, the Audit Committee, among other things, meets with our independent registered public accounting firm (with and without management present) on a quarterly basis to discuss the firm’s review of our interim financial information and, after our fiscal year end, to discuss the firm’s audit of our annual consolidated financial statements and internal control over financial reporting. The Audit Committee also meets quarterly with our internal auditors and receives an annual risk assessment report from our internal auditors.
The Human Capital and Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, human capital management (including diversity, equity and inclusion) and succession planning. The Human Capital and Compensation Committee annually conducts a compensation risk assessment to identify risks arising from the Company’s compensation policies, practices and programs and the controls in place to mitigate any such risks. The Human Capital and Compensation Committee also discusses with its independent compensation consultant the risks presented by our compensation policies, practices and programs.
The Nominating / Corporate Governance Committee manages risks associated with corporate governance, related person transactions, CEO and Board succession planning, and business conduct and ethics. The Capital Allocation Planning Committee is responsible for overseeing risks related to our liquidity and allocation of capital. The Environmental, Social and Governance Committee, a management committee that reports to the Nominating / Corporate Governance Committee, reviews and evaluates the Company’s risk management policies and practices with respect to ESG Matters (as defined below in “Environmental, Social and Governance Practices”) and considers the future impact of such matters on our operations, performance or public image.
Cybersecurity Risk Oversight
Information security is the responsibility of our Information Security team, which is overseen by our Chief Information Security Officer and Chief Technology Officer. We leverage the National Institute of Standards and Technology (NIST) Cybersecurity Framework to measure our security posture, deliver risk management and provide effective security controls.
Our information security practices include the development, implementation and improvement of policies and procedures to safeguard information and ensure availability of critical data and systems. Our Information Security team conducts annual information security awareness training for employees involved in our systems and processes that handle customer data and audits of our systems and enhanced training for certain specialized personnel. Our practices also include the review and assessment of our internal incident response preparedness by independent third parties who help us identify areas for continued focus and improvement.
Our Audit Committee is responsible for cybersecurity and information security risk oversight. On at least a quarterly basis, the Audit Committee receives a cybersecurity and information security report from our Chief Technology Officer, which details our risk exposures related to our information technology systems and data privacy. These management updates are designed to inform the Audit Committee of any potential risks related to our information technology systems and data privacy, as well as any relevant mitigation or remediation tactics being implemented.
In addition to managing our internal information security risk programs, we maintain cyber risk insurance as part of our risk mitigation efforts. Our insurance covers situations arising from, among other things, cyber-related breaches and interruptions in the business continuity of our computing environment as well as certain coverage for underinsured third parties with whom we may be engaged. These policies are annually reviewed by industry underwriters at which time our security practices, programs, processes, and procedures are thoroughly disclosed, reviewed and evaluated for purposes of determining our insurability.
Environmental, Social and Governance Practices
The Board has primary responsibility for overseeing environmental, health and safety, corporate social responsibility, corporate governance, sustainability and other public policy matters relevant to the Company (“ESG Matters”), including overseeing the management of risks relating to ESG matters. The Board executes its oversight duties in part by assigning responsibility to committees of the Board to oversee the management of ESG Matters and ESG risks that fall within their respective areas. Our Nominating / Corporate Governance Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of ESG risk and has responsibility under its charter to oversee ESG Matters. Our internal Environmental, Social and Governance Committee supports the Company’s ongoing commitment to ESG Matters. The Environmental, Social and Governance Committee takes a leadership role in (a) developing the Company’s general strategy with respect to ESG Matters, (b) overseeing the development of policies and practices relating to ESG Matters based on such strategy and the integration of such policies and practices into the Company’s business operations and strategy, (c) overseeing communications with employees, investors and stakeholders regarding ESG Matters and (d) monitoring and assessing developments relating to, and improving the Company’s understanding of, ESG Matters. The Environmental, Social and Governance Committee is comprised of our Chief Legal and Governance Officer, our Chief Financial and Administrative Officer and the leaders of our Compliance/Social, Diversity, Equity & Inclusion (DEI), Investor Relations, Public Relations and Sustainability functions. The duties and responsibilities of the Environmental, Social and Governance Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
We recognize the value of creating a diverse, equitable, and inclusive workplace. As part of our commitment to DEI, we maintain a Diversity, Equity, and Inclusion Council, which is comprised of associates from our stores, distribution centers, and corporate headquarters who represent various job levels, locations, ages, genders, languages, work shifts, races, sexual orientations, and leadership styles, to lead the development and advancement of our DEI strategy. Additionally, our Diversity, Equity, and Inclusion Executive Advisory Committee, which is comprised of senior leaders, provides guidance to the DEI Council, approves our DEI strategy and promotes its achievement throughout our organization. In 2022 and 2023, we integrated our conscious inclusion program into the onboarding process for all of our associates, which we developed to build awareness of our DEI strategy, educate our associates on how we can improve DEI, and further promote our already strong culture of belonging and empowerment among our associates. Under its charter, the Human Capital and Compensation Committee is responsible for overseeing our human capital policies and strategies, including with respect to DEI matters.
Our vision is to be the BIG difference for a better life, and we seek to deliver on that vision by building stronger communities where all families can thrive. Through our culture of philanthropy, we remain dedicated to making a positive impact on the places we call home. The Big Lots Foundation is focused on improving the lives of families and children facing challenges in four key areas — hunger, housing, healthcare, and education — which we believe are the most basic needs of any community. We carry out our philanthropy strategy through key programs and relationships, including national point-of-sale donations campaigns that engage our customers and associates around the country to raise dollars and awareness for causes that impact all of us; Big Lots Foundation giving to invest in organizations that are fulfilling the Big Lots Foundation’s mission in communities where our stakeholders live and work; volunteerism and community engagement that empowers our associates to give their time and talents to the causes they care about most; and in-kind donations of our products to nonprofit partners, which allows us to support local communities and reduce our environmental impact. To date, the Big Lots Foundation has donated approximately $25 million to help fulfill our philanthropic vision.
In April 2023, we published our second corporate social responsibility report, titled “BIG Cares,” which addresses our environmental, social and governance policies, initiatives and achievements. A copy our corporate social responsibility reports are available on our website (www.biglots.com). The contents of our website, including our corporate social responsibility reports, are not incorporated by reference in, or otherwise made a part of, this Proxy Statement.
Corporate Governance Guidelines
Our Corporate Governance Guidelines comply with applicable NYSE rules and can be found in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals
We have a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. We also have a Code of Ethics for Financial Professionals which applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals are available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. We intend to post amendments to or waivers from any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals (in each case, to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions), if any, in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
Human Capital and Compensation Committee Interlocks and Insider Participation
During fiscal 2023, Mses. Gottschalk and Reardon and Messrs. Chambers, DiGrande and McCormick served on our Human Capital and Compensation Committee. No member of our Human Capital and Compensation Committee serves, or at any time has served, as one of our officers or employees or has, or during fiscal 2023, had a material interest in any related person transaction, as defined in Item 404 of Regulation S-K. None of our executive officers serves or, during fiscal 2023, served as a member of the board of directors or compensation committee of any other company that has or had an executive officer serving as a member of the Board or our Human Capital and Compensation Committee.
Communications with the Board
Shareholders and other parties interested in communicating directly with the Board, with specified individual directors or with the non-employee directors as a group, may do so by writing to Big Lots Board of Directors, 4900 E. Dublin-Granville Road, Columbus, Ohio 43081. Under a process approved by the Nominating / Corporate Governance Committee for handling correspondence received by us and addressed to non-employee directors, our Chief Legal Officer reviews all such correspondence and forwards to the Board or appropriate members of the Board a summary and/or copies of any such correspondence that deals with the functions of the Board, members or committees thereof or otherwise requires their attention. Directors may at any time review a log of all correspondence received by us and directed to members of the Board and may request copies of any such correspondence. Concerns relating to our accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Concerns relating to the Board or members of senior management will be referred to the Nominating / Corporate Governance Committee. Parties submitting communications to the Board may choose to do so anonymously or confidentially.

DIRECTOR COMPENSATION
Under the Big Lots, Inc. Non-Employee Director Compensation Package established by the Board, each non-employee director is compensated for Board and committee participation in the form of retainers and fees and a restricted stock unit award.
Retainers and Charitable Contributions
During fiscal 2023, Messrs. Chambers, DiGrande, Kingsbury and McCormick and Mses. Campos, Gottschalk, Jamison, Newton, Reardon and Schoppert qualified as non-employee directors and, as a result, received compensation for their Board service. Due to our employment of Mr. Thorn in fiscal 2023, he did not qualify as a non-employee director and did not receive compensation for his services as a director. The compensation received by Mr. Thorn as an employee is shown in the Summary Compensation Table included in this Proxy Statement.
We pay our non-employee directors retainers and fees on a quarterly basis. For fiscal 2023, the annual retainers we paid to non-employee directors consisted of: (1) an annual retainer of $85,000 for each non-employee director other than the nonexecutive chair; (2) an annual retainer of $185,000 for the nonexecutive chair; (3) an additional annual retainer of $35,000 for the chair of the Audit Committee; (4) an additional annual retainer of $25,000 for the chair of the Human Capital and Compensation Committee; (5) an additional annual retainer of $20,000 for the chair of the Nominating / Corporate Governance Committee and the chair of the Capital Allocation Planning Committee; (6) an additional annual retainer of $17,500 for each other member of the Audit Committee; (7) an additional annual retainer of $12,500 for each other member of the Human Capital and Compensation Committee; and (8) an additional annual retainer of $10,000 for each other member of the Nominating / Corporate Governance Committee and each other member of the Capital Allocation Planning Committee.
Each term during which our non-employee directors serve on the Board, we donate an aggregate annual amount of up to $15,000 to charitable organizations nominated by the non-employee director and make matching charitable donations in an aggregate amount of up to $15,000 to charitable organizations to which the non-employee director makes contributions.
Restricted Stock Units
In May 2023, our nonexecutive chair received a restricted stock unit award having a grant date fair value equal to approximately $245,000 (32,100 Common Shares) and our other non-employee directors received a restricted stock unit award having a grant date fair value equal to approximately $145,000 (19,003 Common Shares). The restricted stock unit awards were made under the terms of the 2020 LTIP and will be settled in our Common Shares on the earlier to occur of (1) the trading day immediately preceding the Annual Meeting or (2) the non-employee director’s death or disability (as defined in the 2020 LTIP). The non-employee director will forfeit the restricted stock units if the non-employee director ceases to serve on the Board before either settlement event occurs. Our non-employee directors may defer all or any portion of their restricted stock unit award until the earlier to occur of (1) the date specified by the non-employee director, (2) the non-employee director’s death or disability or (3) the date the non-employee director ceases to serve as a member of the Board. The non-employee directors must make any deferral election on or before December 31 of the year preceding the grant of the restricted stock unit award (e.g., December 31, 2022 for awards granted in 2023) or, in the case of a newly elected director, within thirty days of the date they become eligible to participate in the 2020 LTIP.

Director Compensation Table for Fiscal 2023
The following table summarizes the total compensation for fiscal 2023 for each of our non-employee directors.
Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(4) (g)	Total ($) (h)
Ms. Campos	112,500	144,993	—	—	—	15,900	273,393
Mr. Chambers	107,500	144,993	—	—	—	5,000	257,493
Mr. DiGrande	109,063	144,993	—	—	—	2,500	256,556
Ms. Gottschalk	139,375	144,993	—	—	—	15,000	299,368
Ms. Jamison	185,000	244,999	—	—	—	5,000	434,999
Mr. Kingsbury(5)	3,494	—	—	—	—	—	3,494
Mr. McCormick	117,500	144,993	—	—	—	15,000	277,493
Ms. Newton	112,500	144,993	—	—	—	15,000	272,493
Ms. Reardon	120,000	144,993	—	—	—	28,500	293,493
Ms. Schoppert	132,500	144,993	—	—	—	9,400	286,893

(1)
Ms. Short was appointed to the Board on March 1, 2024 and, as a result, she did not receive any compensation for service as a director in fiscal 2023.

(2)
Amounts in this column reflect the aggregate grant date fair value of the restricted stock unit awards granted to the non-employee directors in fiscal 2023 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The full grant date fair value of the fiscal 2023 restricted stock unit award granted to our nonexecutive chair and each non-employee director was based on individual awards of 32,100 and 19,003 Common Shares, respectively, at a per Common Share value of $7.63 on the grant date. In accordance with ASC 718 and the 2020 LTIP, the per Common Share grant date value is the closing price of our Common Shares on the NYSE on the grant date.

(3)
As of February 3, 2024, Mr. DiGrande held 26,055 restricted stock units, Ms. Jamison held 48,608 restricted stock units, Mr. McCormick held 28,041 restricted stock units, Ms. Reardon held 30,249 restricted stock units, Ms. Schoppert held 34,005 restricted stock units, and Mses. Campos, Gottschalk and Newton and Mr. Chambers held 19,003 restricted stock units

(4)
Amounts in this column reflect both matching contributions and payments made by us during fiscal 2023 to charitable organizations nominated by the specified directors.

(5)
Mr. Kingsbury resigned from the Board on February 3, 2023 and, as a result, he did not receive a restricted stock unit award in fiscal 2023.

STOCK OWNERSHIP
Ownership of Our Common Shares by Certain Beneficial Owners and Management
The following table sets forth certain information with regard to the beneficial ownership of our Common Shares by each holder of more than five percent of our Common Shares, each director, each director nominee, each of the current and former executive officers named in the Summary Compensation Table, and all executive officers, directors and director nominees as a group. The assessment of holders of more than five percent of our Common Shares is based on a review of and reliance upon their respective filings with the SEC. Except as otherwise indicated, all information is as of the Record Date.
Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Outstanding Common Shares
Sandra Y. Campos	26,055	*
James R. Chambers	52,922	*
Sebastian J. DiGrande	41,733	*
Margarita Giannantonio	14,169	*
Marla C. Gottschalk	47,953	*
Cynthia T. Jamison	58,051	*
Christopher J. McCormick	50,733	*
Kimberley A. Newton	26,055	*
Jonathan E. Ramsden	90,254	*
Nancy A. Reardon	46,103	*
Ronald A. Robins, Jr.	88,083	*
Michael A. Schlonsky	120,683	*
Wendy L. Schoppert	38,849	*
Maureen B. Short	0	*
Bruce K. Thorn	372,569	1.3%
FMR LLC(3)	2,776,184	9.4%
BlackRock, Inc.(4)	2,299,552	7.8%
Liechtensteinische Landesbank Aktiengesellschaft(5)	2,294,300	7.8%
The Vanguard Group, Inc.(6)	1,542,139	5.2%
All directors, nominees and executive officers as a group (14 persons)	1,060,043	3.6%

*
Represents less than 1.0% of the outstanding Common Shares.

(1)
Unless otherwise indicated, the address for each director and officer is c/o Big Lots, Inc., 4900 E. Dublin-Granville Road, Columbus, Ohio, 43081.

(2)
Each person named in the table has sole voting power and sole dispositive power with respect to all Common Shares shown as beneficially owned by such person, except as otherwise stated in the footnotes to this table. The amounts set forth in the table include Common Shares that may be acquired within 60 days of the Record Date through the vesting of restricted stock unit awards are as follows: Ms. Campos: 19,003; Mr. Chambers: 19,003; Mr. DiGrande: 19,003; Ms. Gottschalk, 19,003; Ms. Jamison: 32,110; Mr. McCormick: 19,003; Ms. Newton: 19,003; Ms. Reardon: 19,003; and Ms. Schoppert: 19,003.

(3)
In its Schedule 13G/A filed on February 9, 2024, FMR LLC and Abigail P. Johnson (a director and Chair and Chief Executive Officer of FMR LLC), 245 Summer Street, Boston, Massachusetts 02210, stated that they beneficially owned and had sole dispositive power over the number of Common Shares reported in the table as of December 31, 2023 and had no shared voting power or shared dispositive power over any of the reported shares. The Schedule 13G/A further stated that FMR LLC had sole voting power over 2,774,575 of the reported shares and Ms. Johnson had no sole voting power over any of the reported shares.
(4)
In its Schedule 13G/A filed on January 26, 2024, BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2023, had sole voting power over 2,256,412 of the shares and sole dispositive power over 2,299,552 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

(5)
In its Schedule 13G filed on January 22, 2024, Liechtensteinische Landesbank Aktiengesellschaft and its wholly-owned subsidiary, LLB Fund Services AG, stated that they beneficially owned the number of Common Shares reported in the table as of December 31, 2023, and had shared voting and dispositive power over the reported shares.

(6)
In its Schedule 13G/A filed on February 13, 2024, The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2023, had sole dispositive power over 1,518,372 of the shares, had shared dispositive power over 23,767 of the shares, had shared voting power over 12,904 of the shares and had no sole voting power over any of the reported shares.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, describes the compensation program for our named executive officers for fiscal 2023, who are listed below:
Bruce K. Thorn President and Chief Executive Officer	Jonathan E. Ramsden Executive Vice President, Chief Financial and Administrative Officer
Margarita Giannantonio* Former Executive Vice President, Chief Merchandising Officer	Michael A. Schlonsky Executive Vice President, Chief Human Resources Officer
Ronald A. Robins, Jr. Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary

(*)
Ms. Giannantonio’s employment as our Executive Vice President, Chief Merchandising Officer ended on March 19, 2024.

EXECUTIVE SUMMARY
Company Performance in Fiscal 2023
We made progress in our turnaround efforts in fiscal 2023 by delivering sequential improvement in comparable sales and gross margin rate throughout the year, while continuing to take out costs and maintaining liquidity. We expect continued progress throughout fiscal 2024 and see a path to positive comparable sales and a return to profitability despite the extremely challenging consumer and macroeconomic environment that we have faced since fiscal 2022 and that continues into fiscal 2024.
The following charts set forth our (1) net sales, (2) net (loss) income, (3) adjusted net (loss) income, (4) diluted (loss) earnings per common share, (5) adjusted diluted (loss) earnings per common share, (6) increase in comparable sales for stores open at least fifteen months plus our e-commerce operations, (7) operating (loss) income and (8) adjusted free cash flow (as defined for purposes of the performance share units (“PSUs”) we granted to our named executive officers in fiscal 2023) for fiscal 2021, fiscal 2022 and fiscal 2023 (reconciliations of adjusted net (loss) income, adjusted diluted (loss) earnings per common share and adjusted free cash flow (each a non-GAAP financial measure) to net (loss) income, diluted earnings per share and operating (loss) income (the most directly comparable GAAP financial measures), respectively, are attached to this Proxy Statement on Appendix A). The Committee defined adjusted free cash flow for purposes of the fiscal 2023 PSU awards as adjusted EBITDA minus capital expenditures, plus or minus change in inventory compared to the prior year. We are including adjusted free cash flow (as defined for purposes of the fiscal 2023 PSU awards) in the charts below to provide additional context regarding the calculation and amount of this financial measure over our past three fiscal years which we believe will provide helpful information for evaluating our executive compensation program for fiscal 2023.

Net Sales
Net (Loss) Income

Adjusted Net (Loss) Income
Diluted (Loss) Earnings Per Common Share

Adjusted Diluted (Loss) Earnings Per Share
Comparable Sales Increase

Operating (Loss) Income
Adjusted Free Cash Flow

Key Executive Compensation Actions in Fiscal 2023
•
Bifurcation of Annual Cash Incentive Awards.   In light of the extremely difficult consumer and macroeconomic environment and the uncertain economic conditions at the time the Human Capital and Compensation Committee (referred to as the Committee in this CD&A) conducted its annual evaluation of our executive compensation program in February 2023, the Committee bifurcated the annual cash incentive award for the named executive officers in fiscal 2023 into (1) a discretionary award based on management’s achievement of progress against the goals of Operation North Star during the first half of fiscal 2023 and (2) an objective corporate performance-based award based on our adjusted operating income (weighted 65%) and comparable sales (weighted 35%) during the second half of fiscal 2023. Each named executive officer’s total annual cash incentive award for fiscal 2023 was weighted 20% for the discretionary award and 80% for the corporate performance-based award.

•
Long-Term Equity Incentive Awards.   An extremely difficult consumer and macroeconomic environment negatively impacted Company performance in fiscal 2022 and created a significant gap between the total realizable compensation and the total target compensation of our named executive officers for fiscal 2021 and fiscal 2022. As a result, the Committee awarded shareholder value creation performance share units (“SVCAs”) to our named executive officers in fiscal 2023 in addition to the PSUs and restricted stock units (“RSUs”) it has historically awarded. The SVCAs are subject to vesting in one-third tranches based upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: $25.00, $32.50 and $40.00. No Common Shares will be issued with respect to vested SVCAs before the third anniversary of the grant date. The PSUs are subject to relative total shareholder return (“rTSR”), adjusted free cash flow (adjusted EBITDA minus capital expenditures plus or minus change in inventory compared to the prior fiscal year) (“FCF”) and adjusted earnings per share — diluted (“EPS”) performance measures weighted 20%, 40% and 40%, respectively. The grant date fair value of the Common Shares on March 23, 2023, when the PSUs, RSUs, SVCAs were granted, was $10.04 per share. The number of 2023 PSUs and RSUs granted was based on an assumed fair value of $13.40 per share, resulting in a discount of approximately 25% to the targeted grant value, and the number of SVCAs granted was based on a fair value of $15.00 per value, resulting in a discount of approximately 33% to the targeted grant value.

•
Payouts on Annual Cash Incentive Awards.   Based on the Committee’s assessment of various actions taken and results achieved by management in connection with Operation North Star during the first half of fiscal 2023, each of our named executive officers earned a payout at target under the discretionary annual incentive award for fiscal 2023. Based on the Company’s adjusted operating profit and comparable sales for the second half of fiscal 2023, each of our named executive officers also earned a payout at 64.6% of target under the objective corporate performance-based annual incentive award for fiscal 2023.

•
Vesting of Long-Term Equity Incentive Awards.

•
2021 PSU Awards.   Based on the Company’s EPS and adjusted return on invested capital (“ROIC”) over the past three years, none of the PSUs we granted in fiscal 2021 vested.

•
2022 RSU Awards.   We did not achieve the operating profit performance requirement applicable to the RSUs we granted in 2022 and, as a result, none of the RSUs granted to the named executive officers in fiscal 2022 have vested.

•
2023 SVCA Awards.   We did not achieve any of the Common Share closing price vesting thresholds applicable to the SVCAs we granted in 2023.

•
2023 PSU Awards.   Based on the Company’s FCF and EPS for fiscal 2023, the first tranche of the PSUs we granted in fiscal 2023 that were subject to the FCF and EPS performance measures vested at 82% of the target performance level for the first service period of the fiscal 2023 PSU award performance cycle, subject to completion of the requisite service period.

Key Executive Compensation Actions in Fiscal 2024
•
Our fiscal 2024 executive compensation program seeks to balance concerns about dilution given the low stock price, pay-for-performance, the ability to attract and retain talented executives who can drive our turnaround, and a desire to return to a more customary executive compensation program structure.

•
In light of these potentially competing program goals and the lack of business visibility resulting from the continuing difficult consumer and macroeconomic environment, in March 2024, the Committee:

•
returned to entirely objective corporate performance-based annual cash incentive awards for the named executive officers consisting of (1) a first half opportunity (equal to 20% of the total annual award) based on our comparable sales (weighted 35%) and adjusted EBITDA (weighted 65%) during the first half of fiscal 2024 and (2) a second half opportunity (equal to 80% of the total annual award) based on our comparable sales (weighted 35%) and adjusted EBITDA (weighted 65%) during the second half of fiscal 2024; and

•
modified the mix of equity awards for the named executive officers for fiscal 2024 to consist of 70% cash-based PSUs (subject to FCF and EPS performance measures weighted 50% each) and 30% RSUs. The number of 2024 RSUs granted was based on an assumed fair value that resulted in a discount of approximately 13% to the actual grant date fair value.

Executive Compensation Program Objectives and Components
Compensation Objectives
Our executive compensation program is designed to:
•
pay for superior results by rewarding executives for achieving short- and long-term performance goals and creating long-term shareholder value;

•
align the interests of our executives with the interests of our shareholders through performance- and equity-based compensation; and

•
attract and retain talented executives by paying compensation that is competitive with the compensation paid by the companies in our peer group.

Compensation Components
The following table summarizes the primary components of our executive compensation program and the primary purposes each component serves in furthering the objectives of our executive compensation program:
Component	Characteristics	Primary Purposes
Base Salary	Annual fixed cash compensation
Attract and retain talented executives through an annual salary that reflects the executive’s performance, experience and scope of responsibilities.
Mitigate pressure to take unnecessary or excessive risks or unduly focus on the price of our Common Shares.

Annual Cash Incentive Awards	Annual variable performance-based cash compensation	Motivate executives to achieve performance objectives that directly relate to our annual operating and strategic goals.
Long-Term Equity Incentive Awards	Long-term variable equity awards granted annually as a combination of performance-based awards and RSUs
Align the interests of our executives with the interests of our shareholders.
Motivate executives to achieve multi-year financial and strategic goals and create long-term shareholder value.
Retain talented executives for the long-term.

Pay-for Performance
Pay-for-performance is the fundamental objective of our executive compensation philosophy. As a result, the Committee believes that a majority of each named executive officer’s total compensation should be at risk or variable based on our performance and/or stock price (i.e., performance-based). The percentage of the total compensation awarded to Mr. Thorn and our other named executive officers for fiscal 2023 that was performance-based as disclosed in the Summary Compensation Table was 50.9% and 44.7%, respectively. The performance-based compensation disclosed in the Summary Compensation Table for fiscal 2023 was comprised of the aggregate grant date fair value of the fiscal 2023 PSU and SVCA awards and the payout earned under their respective annual cash incentive award for fiscal 2023.
Executive Compensation and Governance Practices and Policies
The following table sets forth executive compensation and governance practices and policies we have implemented to advance the objectives of our executive compensation program and to align our practices and policies with industry-leading standards.
Practice	Big Lots Policy
Pay-for-Performance Philosophy	✓	A significant percentage of the total target compensation opportunity of each of our named executive officers is at risk or variable based on our performance and/or stock price.
Stock Ownership Requirements	✓	All of our executive officers and outside directors are subject to stock ownership requirements.

Practice	Big Lots Policy
Clawback Policy	✓	All of our executive officers are subject to a compensation clawback policy.
Independent Compensation Consultant	✓	The Committee engages an independent compensation consultant that reviews and advises the Committee on executive compensation. The consultant performs services solely for the Committee.
Independent Board Chair	✓	We maintain separate CEO and Chair of the Board positions.
Anti-Hedging and Pledging Policy	✓	We do not allow our directors or Leadership Team members to enter into any hedging or pledging transactions relating to our Common Shares.
Excise Tax Gross-Ups	✓	We do not pay excise tax gross-ups under our severance agreements in the event of a change in control.
Dividends on Unearned Awards	✓	We do not pay dividends on unearned performance awards.
“Double-Trigger” Requirements	✓	The 2020 LTIP and our severance agreements only provide certain cash payments and other benefits upon a change in control if the participant is terminated in connection with the change in control.
2023 Say-on-Pay Advisory Vote and Shareholder Engagement
At our 2023 annual meeting of shareholders, our shareholders approved the compensation of our named executive officers with approximately 88.8% of votes cast in favor of our say-on-pay resolution. The Committee considers this vote a positive endorsement of our executive compensation program. The Committee considered the results of the 2023 “say-on-pay” vote as part of its 2024 review of our executive compensation program and, based on the level of shareholder support, did not make any changes to our 2024 executive compensation program specifically as a result of the 2023 vote. However, the Committee made a number of significant changes to the 2024 executive compensation program in an effort to appropriately align shareholder interests and pay-for-performance as the Company continues in its turnaround efforts as discussed in the “Key Executive Compensation Actions in Fiscal 2024” section of the CD&A.
EXECUTIVE COMPENSATION PROCESS
Roles in Executive Compensation Process
The principal roles of the Committee, our outside directors, our CEO and members of management in our executive compensation process are as follows:
Responsible Party	Role
Human Capital and Compensation Committee
Lead the process for establishing our annual executive compensation program and approve or recommend that the Board approve compensation actions.
Consult with management and the Committee’s compensation consultant regarding employee benefit and compensation programs, plans and awards.

All Outside Directors	Conduct comprehensive evaluation of CEO performance. Approve annual executive compensation program and finalize compensation awards for the members of our Leadership Team.

Responsible Party	Role
CEO	Provide the Committee and other outside directors with an annual performance evaluation and compensation recommendation for each of the other members of our Leadership Team in the first quarter of each fiscal year based on the CEO’s direct knowledge of their respective performance and contributions.
Management
Make recommendations to the Committee and our CEO regarding the design and administration of our employee benefit and compensation programs, plans and awards in accordance with the Committee’s charter and the terms of our compensation plans.
Advise the Committee and our CEO regarding the competitiveness of existing and proposed compensation programs and the impact of accounting rules, laws and regulations on existing and proposed compensation programs.

Fiscal 2023 Executive Compensation Process
The Committee maintains an annual calendar for reviewing and approving the compensation elements described above for our named executive officers. The table below summarizes the timing of key actions for establishing our executive compensation program for fiscal 2023.
Committee Meeting Date	Key Actions for Establishing Fiscal 2023 Compensation
February 17, 2023 (Special Meeting)
•
Evaluated the likely impact of Company performance in fiscal 2022 on the ultimate realization by the named executive officers of their total target compensation for fiscal 2021 and fiscal 2022.

•
Reviewed management proposal to bifurcate annual cash incentive awards into (1) a discretionary annual incentive award based on management’s achievement of Operation North Star goals during the first half of fiscal 2023 and (2) an objective corporate performance-based annual incentive award based on our achievement of certain financial metrics during the second half of fiscal 2023.

•
Reviewed alternative management proposals regarding the structure of long-term equity incentive awards for fiscal 2023 and supported the implementation of a program that awarded PSUs, RSUs and SVCAs.

February 24, 2023 (Regular Meeting)
•
Reviewed management’s proposed recommendations for structure and goals for annual cash incentive awards and long-term equity incentive awards and deferred approval of the awards to a subsequent meeting.

March 16, 2023 (Special Meeting)
•
Bifurcated the fiscal 2023 plan year for annual cash incentive compensation purposes, established the discretionary annual incentive award based on management’s achievement of progress against the goals of Operation North Star during the first half of fiscal 2023 and deferred establishing the objective corporate performance-based annual incentive award to a subsequent meeting to be based on our achievement of certain financial metrics during the second half of fiscal 2023.

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Approved the fiscal 2023 long-term equity incentive awards consisting of PSUs, time-vested RSUs and SVCAs for the

Committee Meeting Date	Key Actions for Establishing Fiscal 2023 Compensation

named executive officers, including the Common Share closing price vesting thresholds applicable to the SVCAs.
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Approved the base salary, target annual cash incentive levels, and long-term equity incentive award levels for fiscal 2023 for the CEO and Leadership Team and determined that no increases would be made to the base salaries.

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Deferred approval of the financial metrics and performance goals applicable to the fiscal 2023 PSU awards to a subsequent meeting.

July 25, 2023 (Special Meeting)
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Established financial metrics and performance goals for the objective corporate performance-based annual incentive award opportunities based on our adjusted operating income (weighted 65%) and comparable sales (weighted 35%) during the second half of fiscal 2023.

August 18, 2023 (Regular Meeting)
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Reviewed management’s performance against goals under the discretionary annual cash incentive awards and approved a payout in March 2024 at target.

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Established performance goals for the fiscal 2023 service period for the fiscal 2021 PSUs (based 50% each on EPS and ROIC), fiscal 2022 PSUs (based 40% on EPS and ROIC and 20% on rTSR) and fiscal 2023 PSUs (based 40% on EPS and FCF and 20% on rTSR).

Performance Evaluation Process
The Committee and our outside directors generally consider the following objective and subjective factors when evaluating the performance of the members of our Leadership Team:
• long-term strategic goals	• short-term business goals	• profit and revenue goals
• expense goals	• operating margin improvement	• earnings per share growth
• capital efficiency metrics	• fostering teamwork and other corporate values	• optimization of organizational effectiveness and productivity
• leadership and the development of talent	• the performance of our competitors	• comparable store, new store and e-commerce sales growth of the Company compared to the industry
• specific business challenges and general economic and market conditions	• total shareholder return of the Company compared to the industry	• capital allocation and liquidity
• market price of our Common Shares
The Committee and the other outside directors do not assign any of these performance factors a specific weight and may consider different factors for each executive.
Independent Compensation Consultant
The Committee has the authority, in its sole discretion, to retain compensation consultants. In establishing executive compensation for fiscal 2023, the Committee retained Meridian as its compensation consultant based on its independence, expertise and past service to the Committee. Meridian provided research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. Meridian kept the Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of the named executive officers. Representatives of Meridian attended meetings of the Committee, as requested.
Peer Compensation Data
During the course of establishing our fiscal 2023 executive compensation program, the Committee reviewed compensation data for a group of retailers similar to us with whom we believe we compete for talent (the “Retailer Peer Group”). In selecting the Retailer Peer Group, the Committee considered revenue, geographic location, market capitalization and number of stores. The companies included in the Retailer Peer Group for fiscal 2023 compensation decisions were:
• Abercrombie & Fitch	• Bed Bath & Beyond*	• Ollie’s Bargain Outlet
• Academy Sports & Outdoors	• Burlington Stores	• RH
• Advance Auto Parts	• Designer Brands	• Tractor Supply
• American Eagle Outfitters	• Dick’s Sporting Goods	• Urban Outfitters
• Bath and Body Works, Inc.	• Foot Locker	• Williams — Sonoma

(*)
The Committee replaced Bed Bath & Beyond with Victoria’s Secret in August 2023 as a result of Bed Bath & Beyond’s bankruptcy.

The Committee and our human resources department reviewed each Leadership Team member’s responsibilities and compared, where possible, the total direct compensation (which includes salary, annual incentive award at target and equity awards) levels for our Leadership Team members to the total direct compensation of similarly situated executives within the peer groups.
As discussed in this CD&A, we determine compensation subjectively based on numerous factors. We do not benchmark or target our compensation at any particular level in relation to the compensation of the peer groups. Rather, the peer group data provides a point of reference and market check.
COMPONENTS OF OUR 2023 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The Committee annually reviews and establishes the base salary for each named executive officer. The Committee determines adjustments to the base salaries of our named executive officers based on each executive’s performance, experience, scope of responsibilities and base salary in comparison to our other employees and similarly positioned executives in our Retailer Peer Group and the anticipated future contributions of the executive. For fiscal 2023, the Committee approved the following salaries for the named executive officers which remained unchanged from fiscal 2022.
Name	Fiscal 2023 Salary ($)
Mr. Thorn	$1,200,000
Mr. Ramsden	$739,000
Ms. Giannantonio	$650,000
Mr. Schlonsky	$534,350
Mr. Robins	$534,350
Annual Cash Incentive Awards
Each of our named executive officers participates in our annual cash incentive award program. Historically, the amount of the annual cash incentive award earned by each named executive officer has usually been based entirely on our annual corporate performance. As a result of the lack of business visibility resulting from the extremely difficult consumer environment, the uncertain economic conditions at the time the Committee conducted its annual evaluation of the executive compensation program in February 2023, and our related inability to establish realistic performance goals until the second half of the year, the Committee, with input from the other outside directors, restructured our annual cash incentive award program for fiscal 2023 by bifurcating the annual cash incentive awards into (1) a discretionary award based on the progress made in our Operation North Star: Five Points Forward strategy during the first half of fiscal 2023 and (2) an objective corporate performance-based award similar to the annual cash incentive awards we granted to our executives in recent fiscal years based on our adjusted operating income and comparable sales in the second half of fiscal 2023. The Committee and the other outside directors weighted each named executive officer’s total annual cash incentive award 20% for the discretionary award and 80% for the corporate performance-based award.
With respect to both awards under our annual cash incentive award program for fiscal 2023, the Committee (1) selected performance measures and criteria, (2) established threshold, target and maximum performance goals for each performance measure and criterion and (3) established for each named executive officer a percentage of base salary that is earned at the threshold, target and maximum performance levels (with linear interpolation between the specified payout percentages). No annual cash incentive award is earned if we do not meet the applicable threshold performance goals. See the “Bonus and Equity Plans” discussion following the Summary Compensation Table for more information regarding our annual cash incentive awards.
Fiscal 2023 Discretionary Annual Cash Incentive Awards
In March 2023, the Committee and the other outside directors selected merchandising, expense reduction, liquidity management, completion of our forward distribution center exit plan, employee retention and operational continuity as the performance metrics for the discretionary annual incentive awards. In August 2023, the Committee evaluated the extent to which management satisfied the performance criteria and determined, based on various actions taken and results achieved by management during the first half of fiscal 2023, that the performance metrics were attained in the aggregate and, as a result, each of our named executive officers earned a target payout under the discretionary annual incentive award for fiscal 2023 that was paid in March 2024.
The following table sets forth for fiscal 2023 the payout percentage under the discretionary annual incentive award established for each named executive officer for each performance level:
	Payout Percentage (% of salary)
Fiscal 2023 Performance Levels	Thorn	Ramsden	Giannantonio	Schlonsky	Robins
Below Threshold	0	0	0	0	0
Threshold	15%	7.5%	7.5%	6%	6%
Target	30%	15%	15%	12%	12%
Maximum	60%	30%	30%	24%	24%
The following table sets forth the payout percentage achieved and the discretionary annual incentive award earned by each named executive officer for fiscal 2023:
Name	Payout Percentage (% of salary)	Annual Cash Incentive Award ($)
Mr. Thorn	30%	$360,000
Mr. Ramsden	15%	$110,850
Ms. Giannantonio	15%	$97,500
Mr. Schlonsky	12%	$64,122
Mr. Robins	12%	$64,122
Fiscal 2023 Objective Corporate Performance-Based Annual Cash Incentive Awards
In March 2023, the Committee deferred establishing criteria for the objective corporate performance-based incentive award until the second half of the fiscal year when there would be greater visibility to a financial forecast. In July 2023, the Committee selected adjusted operating income (weighted 65%) and comparable sales (weighted 35%) as the performance measures for the objective annual incentive award for fiscal 2023. The Committee selected a metric related to adjusted operating income as the primary performance measure because the Committee believes improving adjusted operating income represents a key indicator of improvement of our operating results and financial condition and incentivizes the participants in our annual cash incentive award program to achieve earnings improvement. The Committee selected a metric related to comparable sales as the other performance measure because improvement in comparable sales growth represents a key component of the Company’s turnaround.
The Committee established the performance goals for the adjusted operating income performance measure in July 2023 based on the adjusted operating income improvement achieved by the Company in the second half of fiscal 2023 compared to the second half of fiscal 2022. The Committee set the threshold, target and maximum adjusted operating income performance goals for fiscal 2023 at a level that would require us to increase our adjusted operating income in the second half of fiscal 2023 by $0, $15 million and $111 million, respectively, compared to the second half of fiscal 2022. The Committee established the performance goals for the comparable sales performance measure in July 2023 based on the comparable sales improvement achieved by the Company in the second half of fiscal 2023 compared to the Company’s forecast for the first half of 2023. The threshold, target and maximum comparable sales performance goals established by the Compensation Committee for fiscal 2023 would require us to improve our comparable sales in the second half of fiscal 2023 by 5.5%, 6.5% and 16.5%, respectively, compared to the Company’s actual comparable sales for the first half of fiscal 2023.
The following table sets forth for fiscal 2023 the adjusted operating income performance goal established for each performance level (the amounts of the performance goals set forth in the table reflect the increase in adjusted operating income that the Company was required to achieve in the second half of fiscal 2023 compared to the second half of fiscal 2022) and the payout percentage established for each named executive officer for each performance level:
	Payout Percentage (% of salary)
Fiscal 2023 Performance Levels	Performance Goal ($)	Thorn	Ramsden	Giannantonio	Schlonsky	Robins
Below Threshold	< $0	0	0	0	0	0
Threshold	$0	39%	19.5%	19.5%	15.6%	15.6%
Target	$15,000,000	78%	39%	39%	31.2%	31.2%
Maximum	$111,000,000	156%	78%	78%	62.4%	62.4%
The following table sets forth for fiscal 2023 the comparable sales performance goal established for each performance level (the amounts of the performance goals set forth in the table reflect the percentage improvement in comparable sales that the Company was required to achieve in the second half of fiscal 2023 compared to the first half of fiscal 2023) and the payout percentage established for each named executive officer for each performance level:
	Payout Percentage (% of salary)
Fiscal 2023 Performance Levels	Performance Goal (%)	Thorn	Ramsden	Giannantonio	Schlonsky	Robins
Below Threshold	< 5.5%	0	0	0	0	0
Threshold	5.5%	21%	11.5%	11.5%	8.4%	8.4%
Target	6.5%	42%	21%	21%	16.8%	16.8%
Maximum	16.5%	84%	42%	42%	33.6%	33.6%
To calculate the amount of the objective corporate performance-based annual incentive award for fiscal 2023 earned under the 2019 Bonus Plan, if any, we first calculate the applicable financial measure for purposes of our financial statements. We then adjust the measure to eliminate the effect of selective events, transactions or accrual items. The Committee approves such adjustments at the same time it establishes the corporate performance goals and annual incentive award payout percentages applicable to the award. These adjustments may increase or decrease the corporate performance amounts achieved. The adjustments made by the Committee to calculate the corporate performance amounts achieved in fiscal 2023 included: (1) the amounts excluded from our GAAP results to calculate the non-GAAP financial measures reported in our quarterly earnings releases as those amounts are unusual or non-recurring; (2) the increases and decreases in share-based compensation expense resulting from fluctuations in grant price, forfeitures or other non-controllable elements of share-based compensation that would have unfairly increased or decreased the corporate performance amounts; (3) the favorable impact on rent expense and depreciation that resulted from the asset impairments we recorded after the Committee established the performance goals as such impacts were not contemplated when the Committee established the performance goals and would have unfairly increased the corporate performance amounts; and (4) the incremental rent expense that resulted from the closing of the sale and leaseback transactions in the third quarter of fiscal 2023 that was not contemplated when the Committee established the performance goals and would have unfairly decreased the corporate performance amounts.
The named executive officers received a payout equal to 64.6% of target for the objective corporate performance-based annual incentive award for fiscal 2023 as a result of the Company’s achievement of adjusted operating income (loss) improvement and comparable sales improvement of $3.5 million and 5.9%, respectively, for the second half of fiscal 2023.
The following table sets forth the payout percentage achieved and the objective corporate performance-based incentive award earned by each named executive officer for fiscal 2023:
Name	Payout Percentage (% of salary)	Annual Cash Incentive Award ($)
Mr. Thorn	77.52%	$930,240
Mr. Ramsden	38.76%	$286,436
Ms. Giannantonio	38.76%	$251,940
Mr. Schlonsky	31.01%	$165,691
Mr. Robins	31.01%	$165,691
Long-Term Equity Incentive Compensation
An extremely difficult consumer environment and uncertain economic conditions negatively impacted Company performance in fiscal 2022 and created a significant gap between the total realizable compensation and the total target compensation of our named executive officers for fiscal 2021 and fiscal 2022. As a result, the Committee awarded SVCAs to our named executive officers in March 2023 in addition to the PSUs and RSUs it has historically awarded. Each named executive officer received one-third of their equity awards in fiscal 2023 in the form of PSUs, RSUs and SVCAs except for Mr. Thorn who received approximately 40% of his equity awards in the form of PSUs, 40% in the form of RSUs and 20% in the form of SVCAs. Mr. Thorn’s allocation differed from the allocation for the other named executive officers as a result of the Committee establishing the target value of the SVCAs at 125% of each named executive officer’s base salary. The Committee determined the value of the equity awards granted to our named executive officers, and the allocation of the equity awards between PSUs, RSUs and SVCAs, based on:
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management’s estimate of the number of Common Shares underlying the equity awards to be granted during fiscal 2023;

•
the comparative compensation data;

•
individual performance;

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the executive’s level of responsibility;

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the potential impact that the executive could have on our operations and financial condition;

•
the market price of our Common Shares; and

•
the recommendations for the value of the equity awards granted to the other named executive officers.

The grant date fair value of the Common Shares on March 23, 2023, when the PSUs, RSUs, SVCAs were granted, was $10.04. The number of 2023 PSUs and RSUs granted was based on an assumed fair value of $13.40, resulting in a discount of approximately 25% to the targeted grant value, and the number of SVCAs granted was based on an assumed fair value of $15.00, resulting in a discount of approximately 33% to the targeted grant value.
The Committee did not utilize a particular formula in making these determinations, although individual performance and the executive’s role and responsibility were the most significant factors in determining the value of the equity awards granted to our named executive officers in fiscal 2023. See “Performance Evaluation Process” above for more information regarding how we evaluate performance.
PSUs, RSUs and SVCAs are settled in our Common Shares. Any PSUs, RSUs or SVCAs that do not vest will be forfeited. The PSUs, RSUs and SVCAs do not have voting rights. PSUs, RSUs and SVCAs include a dividend-equivalent right, which represents the right to receive an equivalent of any cash dividends payable with respect to our Common Shares underlying the awards. Any cash dividends will accrue without interest and will vest and be paid only at the time the corresponding PSUs, RSUs or SVCAs vest. Any accrued cash dividends relating to PSUs, RSUs or SVCAs that do not vest will be forfeited.
Fiscal 2023 PSU Awards
In fiscal 2023, the Committee awarded a target number of PSUs to our named executive officers subject to (1) the attainment of performance goals applicable to specified performance measures (EPS, FCF and rTSR) during a three-year performance cycle consisting of three annual service periods for the EPS and FCF performance measures and one three-year service period for the rTSR performance measure, and (2) the named executive officer’s continued employment through the end of the performance cycle. The Committee selected FCF as a performance measure for the first time in fiscal 2023 in addition to EPS and rTSR because of the importance of free cash flow to the Company’s liquidity in effecting a turnaround of the business. The Committee defined FCF for purposes of the fiscal 2023 PSU awards as adjusted EBITDA minus capital expenditures, plus or minus change in inventory compared to the prior year.
To calculate the attainment of the performance goals for the EPS and FCF performance measures, we first calculate the applicable performance measures derived from our financial statements and then adjust the performance measures to eliminate the effect of selected events, transactions or accrual items described in the 2020 LTIP and approved by the Committee when it establishes the performance goals. These adjustments may increase or decrease the amount achieved for the performance measure. The adjustments made by the Committee to calculate the attainment of the performance goals for the EPS and FCF performance measures for fiscal 2023 included: (1) the amounts excluded from our GAAP results to calculate the non-GAAP financial measures reported in our quarterly earnings releases as those amounts are unusual or non-recurring; (2) the increases and decreases in share-based compensation expense resulting from fluctuations in grant price, forfeitures or other non-controllable elements of share-based compensation that would have unfairly increased or decreased the corporate performance amounts; (3) the favorable impact on rent expense and depreciation that resulted from the asset impairments we recorded after the Committee established the performance goals as such impacts were not contemplated when the Committee established the performance goals and would have unfairly increased the corporate performance amounts; and (4) the incremental rent expense that resulted from the closing of the sale and leaseback transactions in the third quarter of fiscal 2023 that was not contemplated when the Committee established the performance goals and would have unfairly decreased the corporate performance amounts.
To calculate the attainment of the performance goals for the rTSR performance measure, we calculate the percentile ranking of the Company’s total shareholder return compared to the total shareholder return of the members of the S&P 600 Specialty Retailing index based on the 30 days preceding fiscal 2023 as the starting point and the 30 days preceding the 2026 fiscal year as the ending point.
The Committee establishes the performance measures for each performance cycle at the beginning of each performance cycle and has historically established the performance goals for each service period at the beginning of the service period. However, the Committee did not establish the performance goals applicable to the first service period of the fiscal 2023 PSU award performance cycle until August 2023 due to the lack of business visibility resulting from the extremely difficult consumer environment and uncertain economic conditions and our related inability to establish realistic performance goals until the second half of fiscal 2023. The EPS and FCF performance goals applicable to the first service period of the fiscal 2023 PSU award performance cycle are based on the change in EPS and FCF from fiscal 2022 to fiscal 2023. The following table sets forth the performance goals established by the Committee for each performance measure for fiscal 2023 and the actual amount of each performance measure in fiscal 2023:
Performance Measure	Weighting	Target	Actual
Change in EPS	40%	$(4.66)	$(5.06)
Change in FCF	40%	$165,000,000	$155,415,000
rTSR	20%	55th percentile	7th percentile
For the fiscal 2023 PSU awards, performance is measured each annual service period during the three-year performance cycle based on our performance against target and converted into a vesting factor (with linear interpolation between the performance levels). The average of the annual vesting factors attained during the three-year performance cycle will determine the percentage of the target number of the PSUs that vest, provided that the average vesting factor may not exceed 100%. Accordingly, if the Company attains a 200% vesting factor in year one, a 0% vesting factor in year two and a 200% vesting factor in year three, only 100% of the fiscal 2023 PSU awards will vest despite the average vesting factor equaling $133%. The Committee capped the average vesting factor at 100% to preserve share availability under the 2020 LTIP. The following chart sets forth the performance attainment percentages and vesting factors applicable to the attainment of each performance level for each performance measure.
Performance Level	rTSR Performance Attainment	EPS and FCF Performance Attainment	Vesting Factor
Threshold	30th percentile	80%	50%
Target	55th percentile	100%	100%
Maximum	80th percentile	120%	200%
The following table sets forth the target number and grant value (the product of the target number of PSUs awarded to the named executive officer and the closing price of our Common Shares on the grant date) of the PSUs awarded to the named executive officers in fiscal 2023 (Ms. Giannantonio’s 2023 PSU award was terminated with her employment in fiscal 2024) and the performance attained for each performance measure during each completed service period in the fiscal 2023 PSU award performance cycle:
Name	Target Number of PSUs	Grant Value of PSUs
Mr. Thorn	235,074	$2,360,143
Mr. Ramsden	62,042	$622,902
Ms. Giannantonio	54,570	$547,883
Mr. Schlonsky	44,861	$450,404
Mr. Robins	44,861	$450,404
Fiscal 2023 PSU Award Performance Cycle Attainment
(2023 – 2025)
		Fiscal 2023	Fiscal 2024	Fiscal 2025
Change in EPS	Actual Results	$(5.06)	TBD	TBD
	Target Performance Goal	$(4.66)	TBD	TBD
	Performance%	91.4%	TBD	TBD
Change in FCF	Actual Results	$155,415,000	TBD	TBD
	Target Performance Goal	$165,000,000	TBD	TBD
	Performance%	94.2%	TBD	TBD

		Fiscal 2023	Fiscal 2024	Fiscal 2025
rTSR	Actual Results	7th %ile	TBD	TBD
	Target Performance Goal	55th %ile	55th %ile	55th %ile
	Performance %	Below threshold	TBD	TBD
Fiscal 2021 PSU Awards
In fiscal 2021, the Committee awarded a target number of PSUs to our named executive officers subject to (1) the attainment of performance goals applicable to specified performance measures during a three-year performance cycle consisting of three annual service periods and (2) the named executive officer’s continued employment through the end of the performance cycle. To calculate the attainment of the performance goals, we first calculate the applicable performance measures derived from our financial statements and then adjust the performance measures to eliminate the effect of selected events, transactions or accrual items described in the 2020 LTIP and approved by the Committee when it establishes the performance goals. These adjustments may increase or decrease the amount achieved for the performance measure.
The Committee establishes the performance measures for each performance cycle at the beginning of each performance cycle (EPS and ROIC in the case of the Fiscal 2021 PSU awards) and has historically established the performance goals for each service period at the beginning of the service period. However, the Committee did not establish the performance goals applicable to the last service period of the fiscal 2021 PSU award performance cycle until August 2023 due to the lack of business visibility resulting from the extremely difficult consumer environment and uncertain economic conditions and our related inability to establish realistic performance goals until the second half of fiscal 2023. The following table sets forth the performance goals established by the Committee for each performance measure for fiscal 2023 and the actual amount of each performance measure in fiscal 2023:
Performance Measure	Weighting	Target	Actual
EPS	50%	$(10.71)	$(11.11)
ROIC	50%	(30.8)%	(32.8)%
For the fiscal 2021 PSU awards, a percentage of the target number of PSUs (i.e., the vesting factor) vests based on our average attainment of the performance goals applicable to the performance measures during the three-year performance cycle (with linear interpolation between the performance levels) as described in the following chart:
Performance Level	3-Year Average Performance Attainment	Vesting Factor
Threshold	80%	50%
Target	100%	100%
Maximum	120%	200%
The following table sets forth the target number and grant value of the PSUs awarded to the named executive officers in fiscal 2021, the number and value (calculated based on the closing price of our Common Shares on the last trading day of fiscal 2023) of the PSUs actually earned by the named executive officer under such awards, the vesting factor applicable to such awards and the performance attained for each performance measure during each service period in the fiscal 2021 PSU award performance cycle:
Name	Target Number of PSUs	Grant Value of PSUs	Number of PSUs Earned	Value of PSUs Earned	Vesting Factor
Mr. Thorn	46,617	$3,300,317	0	$0	0%
Mr. Ramsden	13,350	$945,047	0	$0	0%
Mr. Schlonsky	9,795	$693,388	0	$0	0%
Mr. Robins	9,536	$675,053	0	$0	0%

Fiscal 2021 PSU Award Performance Cycle Attainment
(2021 – 2023)
		Fiscal 2021	Fiscal 2022	Fiscal 2023
EPS	Actual Results	$5.24	$(6.05)	$(11.11)
	Target Performance Goal	$5.59	$5.33	$(10.71)
	Performance%	93.7%	(113.5)%	96.3%
EPS 3-year average performance: 25.5% (0% vesting factor)
ROIC	Actual Results	15.2%	(13.2)%	(32.8)%
	Target Performance Goal	15.5%	15.4%	(30.8)%
	Performance%	97.9%	(85.5)%	93.7%
ROIC 3-year average performance: 35.3% (0% vesting factor)
Fiscal 2023 RSU Awards
The RSUs awarded to our named executive officers in fiscal 2023 vest ratably over three years from the grant date of the award and are subject to the participant remaining employed by us through each annual vesting date. The Committee eliminated the de minimis operating profit performance component that RSUs have historically been subject because it was anachronistic following the adoption of the Tax Cuts and Jobs Act of 2017 and repeal of Section 162(m) and in order to more closely align the equity-based compensation awarded by the Company with the equity compensation awarded by the members of the Retailer Peer Group. The following table sets forth the number and grant value (the product of the number of RSUs awarded to the named executive officer and the closing price of our Common Shares on the grant date) of the RSUs awarded to the named executive officers in fiscal 2023 (Ms. Giannantonio’s RSU award was prorated in connection with the termination of her employment in fiscal 2024).
Name	Number of RSUs	Grant Value of RSUs
Mr. Thorn	235,074	$2,360,143
Mr. Ramsden	62,042	$622,902
Ms. Giannantonio	54,570	$547,883
Mr. Schlonsky	44,861	$450,404
Mr. Robins	44,861	$450,404
Fiscal 2023 SVCA Awards
An extremely difficult consumer environment and uncertain economic conditions negatively impacted Company performance in fiscal 2022 and created a significant gap between the total realizable compensation and the total target compensation of our named executive officers for fiscal 2021 and fiscal 2022. As a result, the Committee decided to award SVCAs to our named executive officers in fiscal 2023 in addition to the PSUs and RSUs it has historically awarded.
The SVCAs awarded to our named executive officers vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $25.00 (an increase of approximately 149% above the closing price of our Common Shares on the grant date); (2) $32.50 (an increase of approximately 224% above the closing price of our Common Shares on the grant date); and (3) $40.00 (an increase of approximately 298% above the closing price of our Common Shares on the grant date). SVCAs may not be earned above target. We did not achieve any of the Common Share closing price vesting thresholds applicable to the SVCAs we granted in 2023. No Common Shares will be issued with respect to vested SVCAs before the third anniversary of the grant date.
The following table sets forth the number and grant value (the product of the number of RSUs awarded to the named executive officer and the closing price of our Common Shares on the grant date) of the RSUs awarded to the named executive officers in fiscal 2023 (Ms. Giannantonio’s SVCA award was terminated with her employment in fiscal 2024).
Name	Number of SVCAs	Grant Value of SVCAs
Mr. Thorn	100,000	$1,004,000
Mr. Ramsden	61,583	$618,293
Ms. Giannantonio	54,166	$543,827
Mr. Schlonsky	44,529	$447,071
Mr. Robins	44,529	$447,071
Personal Benefits and Perquisites
We provide our named executive officers with certain benefits that are available to nearly all salaried employees, including paid group term life insurance equal to one and a half times base salary, matching contributions to our Savings Plan, and medical and dental insurance. We generally provide the following limited personal benefits and perquisites to employees at or above the vice president level: (1) coverage under the Big Lots Executive Benefit Plan (“Executive Benefit Plan”); (2) enhanced long-term disability insurance coverage; and (3) payment of an automobile allowance. We believe these personal benefits and perquisites, although immaterial to us in amount, are an important element of total compensation because of the value our executives place on these benefits.
Our Executive Benefit Plan reimburses executives for health-related costs incurred but not covered under our Big Lots Associate Benefit Plan, up to an annual maximum reimbursement of $40,000 per family. Amounts received by named executive officers under the Executive Benefit Plan are treated as taxable income, and we reimburse each executive the approximate amount of his or her income tax liability relating to the benefits received under the Executive Benefit Plan.
We offer short-term disability coverage to all full-time employees and long-term disability coverage to all salaried employees. The benefits provided under the long-term disability plan are greater for our named executive officers than for employees below the vice president level. Under the enhanced long-term disability coverage, a named executive officer may receive 67% of his or her monthly salary, up to $25,000 per month, until the executive is no longer disabled or turns 65, whichever occurs earlier. We pay the premiums for this long-term disability coverage and also reimburse our named executive officers for any income taxes resulting from our payment of such premiums.
Post-Termination and Change in Control Arrangements
The senior executive severance agreements described below in “Agreements with Named Executive Officers” provide our named executive officers with potential severance and change in control payments and benefits. Our equity compensation plans and related award agreements also provide for the accelerated vesting of outstanding equity awards, including PSUs, RSUs and SVCAs, in connection with certain termination events. The change in control provisions of the severance agreements provide the named executive officer certain cash payments and other benefits upon a change in control only if the executive is terminated in connection with the change in control (including a constructive termination). The Committee believes that this “double trigger” structure incentivizes our executive officers to remain objective in connection with, and not be distracted by the personal uncertainties and risks created by, an actual or proposed change in control.
While the Committee considers the potential payments upon termination or change in control annually when it establishes compensation for the applicable year, this information is not a primary consideration in setting salary, bonus payout percentages or equity compensation amounts.
See “Potential Payments Upon Termination or Change in Control” below for a discussion of the compensation that may be paid to our named executive officers in connection with a change in control or the termination of employment.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Senior Executive Severance Agreements
We entered into a separation agreement with Ms. Giannantonio in connection with the termination of her employment. The separation agreement provides Ms. Giannantonio with the following severance benefits:
•
a cash payment equal to $1,300,000 less applicable withholdings payable in regular installments until the end of the post-termination restriction period;

•
a cash payment equal to a prorated portion of the annual incentive award that she would have earned for fiscal 2024 had her employment not terminated;

•
a cash payment of $25,000 for outplacement assistance less applicable withholdings;

•
continued coverage under our health plans until the last day of the calendar month in which the post-termination restriction period ends, plus the amount necessary to reimburse Ms. Giannantonio for the taxes she would be liable for as a result of such continued coverage; and

•
prorated vesting of all unvested, outstanding RSU awards granted to Ms. Giannantonio.

The payment of these severance benefits is subject to Ms. Giannantonio’s continuing compliance with the restrictive covenants set forth in the Severance Plan and her release of claims against the Company.
We have entered into a senior executive severance agreement with each of Messrs. Thorn, Ramsden, Schlonsky and Robins and several of our other key executives. The senior executive severance agreements expire on the first anniversary of the date of execution and automatically renew for an additional year unless we provide the executive at least 30 days’ notice of non-renewal. The senior executive severance agreements provide for the following severance benefits if, within 30 days prior to or 24 months after a change in control, the executive is terminated by us (other than for cause) or as a result of a constructive termination: (1) a lump-sum payment equal to 200% of the executive’s then current annual salary and target annual incentive award; (2) a lump-sum payment equal to the executive’s target bonus prorated for the number of days the executive worked during the applicable performance period prior to the executive’s termination; and (3) for a period of two years, the executive is entitled to participate in any group life, hospitalization or disability insurance plan, health program or other executive benefit plan generally available to similarly titled executive officers. The executives are also entitled to reimbursement of legal fees and expenses they incur in seeking to enforce their rights under the agreement.
The senior executive severance agreements do not provide a gross-up payment to any participants to offset any excise tax.
Severance Plan
The Board adopted the Severance Plan, which covers each of our named executive officers and several of our other key executives, to provide more uniform severance payments and benefits to our executives, avoid the use of individual severance agreements and ensure that restrictive covenants apply to our key executives. The payments and benefits to which our named executive officers would be entitled to under the Severance Plan (collectively, the “Severance Benefits”) if they are terminated without Cause (as defined in the Severance Plan) or as a result of a Constructive Termination (as defined in the Severance Plan) are described below in the “Potential Payments Upon Termination or Change in Control — Involuntary Termination Without Cause.”
The Severance Plan also imposes confidentiality, non-competition, non-solicitation, non-disparagement and post-termination cooperation obligations on participants. The non-competition and non-solicitation obligations apply during the period of employment and continue until the end of the restriction period set forth in the Severance Plan.
The Severance Plan does not provide a gross-up payment to any participants to offset any excise tax.
On March 19, 2024, Ms. Giannantonio was terminated without Cause for purposes of the Severance Plan.

Retirement Plans
We maintain a tax-qualified defined contribution plan (“Savings Plan”). We believe that the Savings Plan is generally commensurate with the retirement plans provided by companies in our peer groups and that providing this plan enhances our ability to attract and retain qualified executives.
OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Minimum Share Ownership Requirements and Hedging and Pledging Prohibition
The Board has adopted minimum share ownership requirements for all outside directors and Leadership Team members. These requirements are designed to align the long-term interests of our outside directors and executives with those of our shareholders. Under the requirements, the outside directors and Leadership Team members must own Common Shares having an aggregate value equal to at least the following multiple of his or her Board retainer or salary (as is in effect at the time compliance with the requirements is evaluated), as applicable:
Title	Multiple of Retainer or Salary
Outside Director	5x
Chief Executive Officer	6x
Executive Vice President	3x
Senior Vice President	2x
Shares counted toward these requirements include Common Shares held directly or through a broker, Common Shares held under the Savings Plan, unvested restricted stock, unvested RSUs, and deferred stock units. Each member of senior management that is required to meet the minimum share ownership requirements is required to hold 50% of any net (after-tax) shares received until his or her minimum share ownership requirements are met or whenever his or her minimum share ownership requirements are not met. Outside directors and executives must meet the requirements on the first annual testing date for outside directors or executives following the fifth anniversary of their election, hire or promotion, as applicable. Each outside director and executive is in compliance with our minimum share ownership requirement rules.
In addition to the minimum share ownership requirements, we do not allow our outside directors or Leadership Team members to enter into any hedging, pledging or monetization transactions involving our Common Shares.
Anti-Hedging and Clawback Policies
Our insider trading policies prohibit our Leadership Team and members of the Board from engaging in hedging and monetization transactions relating to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Our insider trading policies also prohibit our Leadership Team and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Board approved an Executive Officer Clawback Policy effective October 2, 2023 (the “Clawback Policy”) to comply with the final rules promulgated by the SEC and NYSE in 2023. The Clawback Policy requires the Company to recover certain compensation received by covered executives during the applicable clawback period that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Clawback Policy provides for the mandatory recovery of compensation received by covered executives in excess of what would have been paid under the restated financial statements. The Clawback Policy applies to all current and former executive officers within a qualifying three-year look-back period. In addition, the incentive compensation recoupment policy that pre-dated the Clawback Policy remains in effect. Such incentive compensation recoupment policy, also commonly referred to as a clawback policy, applies to all cash and equity-based compensation paid or awarded to an associate (including our named executive officers) on or after March 2017 and allows the Committee, at its discretion, to seek to recover erroneously awarded cash and equity incentive-based compensation in certain circumstances.
Equity Grant Timing
Pursuant to the terms of the 2020 LTIP, the grant date of equity awards must be the later of the date the terms of the award are established by corporate action or the date specified in the award agreement. In fiscal 2023, the outside directors, after consultation with the Committee, specified that the grant date of the annual equity awards was March 23, 2023. The Board set the grant date on such future date to allow the market to absorb and react to our release of material non-public information, and to avoid any suggestion that the Board, the Committee or any employee manipulated the terms or timing of the equity awards. The grant date fair value of the Common Shares on March 23, 2023 was $10.04 per share. The number of 2023 PSUs and RSUs granted was based on an assumed fair value of $13.40 per share, resulting in a discount of approximately 25% to the targeted grant value, and the number of SVCAs granted was based on an assumed fair value of $15.00 per share, resulting in a discount of approximately 33% to the targeted grant value. For equity awards made throughout the fiscal year, which generally are made as a result of a hiring or promotion, the grant date is the 15th day of the month following the month of the hire or promotion date. We have no policy of timing the grant date of equity awards with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of any equity awards.
Tax and Accounting Considerations
The Committee reviews and considers the impact that tax laws and accounting regulations may have on the executive compensation awards, including the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). In doing so, the Committee relies on guidance from members of our finance and legal departments, as well as outside accountants and attorneys. Section 162(m) generally does not allow a tax deduction to publicly-held companies for compensation over $1 million paid in any fiscal year to certain current and former executive officers of the Company.
COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee reviewed and discussed the above CD&A with management and, based on such review and discussion, the Human Capital and Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for fiscal 2023 (“Form 10-K”).
Members of the Human Capital and Compensation Committee
Nancy A. Reardon (Chair)	James R. Chambers
Sebastian DiGrande	Marla C. Gottschalk
Christopher J. McCormick

Summary Compensation Table for Fiscal 2023
Name and Principal Position(1) (a)	Year (b)	Salary ($)(2) (c)	Bonus ($) (d)	Stock Awards ($)(3) (e)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5)(6) (i)	Total ($) (j)
Bruce K. Thorn, President and Chief Executive Officer	2023	1,223,077	—	5,019,800	1,290,240	—	222,590	7,755,707
	2022	1,200,000	—	6,695,738	—	—	627,443	8,523,181
	2021	1,182,692	—	5,499,958	1,988,100	—	371,437	9,042,187
Jonathan E. Ramsden, Executive Vice President, Chief Financial and Administrative Officer	2023	753,212	—	1,475,584	397,286	—	126,015	2,752,097
	2022	734,673	—	1,707,411	—	—	225,715	2,667,779
	2021	711,577	—	1,575,007	591,460	—	146,063	3,024,107
Margarita Giannantonio, Former Executive Vice President, Chief Merchandising Officer(7)	2023	662,500	—	1,297,871	349,440	—	91,723	2,401,535
Michael A. Schlonsky, Executive Vice President, Chief Human Resources Officer	2023	544,626	—	1,066,958	229,813	—	129,317	1,970,714
	2022	532,536	—	1,252,744	—	—	219,065	2,004,345
	2021	522,094	—	1,155,576	347,170	—	219,477	2,244,317
Ronald A. Robins, Jr., Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary	2023	544,626	—	1,066,958	229,813	—	79,396	1,920,793
	2022	530,136	—	1,219,560	—	—	192,075	1,941,771
	2021	508,269	—	1,124,994	337,977	—	190,406	2,161,646

(1)
We are a party to a separation agreement with Ms. Giannantonio and senior executive severance agreement with Mr. Thorn, Mr. Ramsden, Mr. Schlonsky and Mr. Robins, the material terms of which are described in the “Agreements with Named Executive Officers — Senior Executive Severance Agreements” section of the CD&A. We are also a party to an executive severance plan with each of our named executive officers, the material terms of which are described in the “Agreements with Named Executive Officers — Severance Plan” section of the CD&A.

(2)
The amounts in this column reflect the salary earned by each named executive officer for fiscal 2023, fiscal 2022 and fiscal 2021. There were 53 weeks in fiscal 2023.

(3)
The amounts in this column reflect the sum of the grant date fair value, as calculated in accordance with ASC 718, of (i) the RSUs awarded to the named executive officers in fiscal 2023, fiscal 2022 and fiscal 2021 under the 2020 LTIP, (ii) the PSUs awarded to the named executive officers in fiscal 2023, fiscal 2022 and fiscal 2021 under the 2020 LTIP and (iii) the SVCAs awarded to the named executive officers in fiscal 2023 under the 2020 LTIP. These amounts do not represent the actual amounts that will be realized by the named executive officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited consolidated financial statements for the fiscal year ended February 3, 2024 included in the 2023 Form 10-K. The aggregate grant date fair value of the PSUs assuming we achieve the maximum performance level is as follows: Mr. Thorn, $2,231,324 for the fiscal 2023 PSUs, $8,351,528 for the fiscal 2022 PSUs and $6,600,634 for the fiscal 2021 PSUs; Mr. Ramsden, $588,903 for the fiscal 2023 PSUs, $2,129,688 for the fiscal 2022 PSUs and $1,890,094 for the fiscal 2021 PSUs; Ms. Giannantonio, $517,978 for the fiscal 2023 PSUs; Mr. Schlonsky, $425,822 for the fiscal 2023 PSUs, $1,562,534 for the fiscal 2022 PSUs and $1,386,776 for the fiscal 2021 PSUs; and Mr. Robins, $425,822 for the fiscal 2023 PSUs, $1,521,178 for the fiscal 2022 PSUs and $1,350,106 for the fiscal 2021 PSUs. In connection with the termination of Ms. Giannantonio’s employment on March 19, 2024, (i) she forfeited all of her PSUs and SVCAs, (ii) a prorated portion of her RSUs vested and (iii) she forfeited her RSUs that did not vest.

(4)
The amounts in this column reflect annual incentive awards earned by each named executive officer under the 2019 Bonus Plan for performance during fiscal 2023, fiscal 2022 and fiscal 2021.

(5)
For fiscal 2023, the amounts in this column include the following compensation for the named executive officers, as more fully described in the table included with this footnote:

i.
The reimbursement of taxes related to our payment of healthcare costs, including costs covered by the Executive Benefit Plan, long-term disability insurance premiums, and relocation expenses;

ii.
Matching contributions made by Big Lots pursuant to the Savings Plan, which is described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below;

iii.
Healthcare costs paid by Big Lots pursuant to the Executive Benefit Plan, which is described in the “Components of our Executive Compensation Program — Personal Benefits and Perquisites” section of the CD&A;

iv.
Premiums paid by Big Lots for life insurance, which is generally available to all full-time employees;

v.
Premiums paid by Big Lots for long-term disability insurance, which is described in the “Components of our Executive Compensation Program — Personal Benefits and Perquisites” section of the CD&A;

vi.
The cost to Big Lots associated with the executive’s receipt of a cash allowance in lieu of an automobile;

viii.
Matching charitable contributions made by Big Lots;

ix.
Dividends paid on vested RSU awards; and

x.
Payments made to Ms. Giannantonio to reimburse her for expenses she incurred in connection with her relocation to Columbus, Ohio.

Name	Mr. Thorn	Mr. Ramsden	Ms. Giannantonio	Mr. Schlonsky	Mr. Robins
Reimbursement of Taxes ($)	5,611	8,044	22,882	13,580	2,412
Big Lots Contributions to Defined Contribution Plans ($)	13,200	13,200	0	13,200	13,200
Big Lots Paid Health Care under Executive Benefits Plans ($)	10,907	15,782	25,838	29,126	3,498
Big Lots Paid Life Insurance Premiums ($)	891	662	584	483	483
Big Lots Paid Long-Term Disability Insurance Premiums ($)	2,038	2,038	2,038	2,038	2,038
Use of Automobile or Automobile Allowance ($)	13,454	13,454	13,454	13,454	13,454
Matching Charitable Contributions ($)	10,000	15,000	0	15,000	3,000
Dividend Payments ($)	166,488	57,834	1,634	42,436	41,310
Relocation Expenses ($)	0	0	25,293	0	0
Total	222,590	126,015	91,723	129,317	79,396

(6)
We purchase tickets to entertainment and sporting venues for the primary purpose of allowing employees to use such tickets in furtherance of our business. Because we incur no incremental cost if a named executive officer uses such tickets for purposes other than our business, such tickets are not included in the amounts in this column.

(7)
Ms. Giannantonio served as our Executive Vice President, Chief Merchandising Officer until March 19, 2024.

Bonus and Equity Plans
The amounts reported in the Summary Compensation Table above include awards granted to the named executive officers under the 2019 Bonus Plan and the 2020 LTIP. Below is a description of the material terms of each plan and the awards made under those plans to our named executive officers, as reflected in the Summary Compensation Table for Fiscal 2023 and the Grants of Plan-Based Awards in Fiscal 2023 table.

Big Lots 2019 Bonus Plan
The 2019 Bonus Plan provides for cash compensation paid annually when we meet or exceed pre-established performance objectives approved by the Human Capital and Compensation Committee and other non-employee directors. Whether we achieve the performance objectives is substantially uncertain at the time the performance objectives are established. No right to a minimum annual incentive award exists under the 2019 Bonus Plan, and the Human Capital and Compensation Committee has the discretion to cancel or decrease an annual incentive award calculated under the 2019 Bonus Plan. Payments made with respect to a fiscal year were made in the first quarter of the following fiscal year. The annual incentive awards that may be earned under the 2019 Bonus Plan range from the threshold to the maximum annual incentive award payout percentages, and include all amounts in between. The annual incentive award payout percentages are pre-established annually by the Human Capital and Compensation Committee and the other non-employee directors. The Human Capital and Compensation Committee and the other non-employee directors retain the right to adjust the payout percentages and, in the past, have generally done so as deemed necessary to realign an executive’s annual incentive award opportunity with our compensation philosophy. See the “Components of our Executive Compensation Program — Annual Cash Incentive Awards” section of the CD&A for more information regarding the 2019 Bonus Plan and the awards made under that plan for fiscal 2023.
Big Lots 2020 Long-Term Incentive Plan
All equity awards granted to our employees and non-employee directors since June 10, 2020 have been granted under the 2020 LTIP. The 2020 LTIP authorized the grant of (1) NQSOs, (2) ISOs, (3) SARs, (4) restricted stock, (5) RSUs, (6) deferred stock units, (7) performance shares, (8) PSUs, (9) performance units, (10) cash-based awards, and (11) other stock-based awards. All of our and our affiliates’ employees, outside directors and consultants were eligible to receive Awards under the 2020 LTIP.
The RSUs awarded to our named executive officers in fiscal 2021, fiscal 2022 and fiscal 2023 pursuant to the 2020 LTIP covered a fixed number of RSUs. The RSUs will vest, if at all, ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date (except in the case of death, disability, retirement, involuntary termination or constructive termination). The performance requirement for the fiscal 2021 RSU awards was met as a result of our performance in fiscal 2021. We did not achieve the performance requirement applicable to the fiscal 2022 RSU awards in fiscal 2022 or fiscal 2023 and, as a result, none of the RSUs awarded to our named executive officers in fiscal 2022 will vest in fiscal 2024. The fiscal 2023 RSU awards are not subject to a performance requirement.
The PSUs awarded to our named executive officers in fiscal 2021, fiscal 2022 and fiscal 2023 pursuant to the 2020 LTIP covered a target number of PSUs. The fiscal 2021 PSUs failed to achieve the threshold performance measures over the three-year performance period and therefore did not vest. The fiscal 2022 PSUs will vest, if at all, after the completion of a three-year performance period, based: (1) 40% on our average EPS performance, excluding selected plan-defined items, for each of the three service periods during the performance period; (2) 40% on our average ROIC performance, excluding selected plan-defined items, for each of the three service periods during the performance period; (3) 20% on the percentile ranking of our total shareholder return compared to the total shareholder return of the members of the S&P 600 Specialty Retailing index based on the 30 days preceding the 2022 fiscal year as the starting point and the 30 days preceding the 2025 fiscal year as the ending point; and (4) on the named executive officer’s continued employment through the end of the performance period (except in the case of death, disability or retirement). The fiscal 2023 PSUs will vest, if at all, after the completion of a three-year performance period, based: (1) 40% on our EPS, excluding selected plan-defined items, for each of the three service periods during the performance period; (2) 40% on our FCF, excluding selected plan-defined items, for each of the three service periods during the performance period; (3) 20% on the percentile ranking of our total shareholder return compared to the total shareholder return of the members of the S&P 600 Specialty Retailing index based on the 30 days preceding fiscal 2023 as the starting point and the 30 days preceding the 2026 fiscal year as the ending point; and (4) on the named executive officer’s continued employment through the end of the performance period (except in the case of death, disability or retirement).
The actual number of PSUs that will vest will decrease to zero if we fail to meet the minimum performance levels for all of the performance goals. If we achieve the minimum performance levels for all of the performance goals, 50% of the target number of PSUs will vest. If we achieve the target performance levels for all of the performance goals, 100% of the target number of PSUs will vest. If we achieve the maximum performance levels for all of the performance goals, 200% of the target number of fiscal 2021 PSUs and fiscal 2022 PSUs will vest and 100% of the target number of fiscal 2023 PSUs will vest. The Human Capital and Compensation Committee capped the vesting of the 2023 PSUs at 100% of target to preserve share availability under the 2020 LTIP.
The SVCAs awarded to our named executive officers in fiscal 2023 pursuant to the 2020 LTIP covered a fixed number of SVCAs. The SVCAs vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $25.00; (2) $32.50; and (3) $40.00. SVCAs may not be earned above target. We did not achieve any of the Common Share closing price vesting thresholds applicable to the SVCAs we granted in 2023. No Common Shares will be issued with respect to vested SVCAs before the third anniversary of the grant date.
In the event of a change in control (as defined in the 2020 LTIP) where the participant incurs a separation of service (as defined in Section 409A of the IRC) within the 30 days before or 24 months following the change in control, all awards outstanding under the 2020 LTIP automatically become fully vested. For a discussion of the change in control provisions in our senior executive severance agreements and the 2020 LTIP, see the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below. See the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A and the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below for more information regarding the equity awards made under the 2020 LTIP in fiscal 2023.

Grants of Plan-Based Awards in Fiscal 2023
The following table sets forth each award made to our named executive officers in fiscal 2023 under the 2019 Bonus Plan and the 2020 LTIP.
Name (a)	Grant Date(1) (b)	Board Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh.) (k)	Grant Date Fair Value of Stock and Option Awards ($/Sh.)(5) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Thorn	—	—	180,000	360,000	720,000	—	—	—	—	—	—	—
	—	—	720,000	1,440,000	2,880,000	—	—	—	—	—	—	—
	3/23/23	3/16/23	—	—	—	23,507	235,074	235,074	—	—	—	2,231,324
	3/23/23	3/16/23	—	—	—	—	100,000	—	—	—	—	428,333
	3/23/23	3/16/23	—	—	—	—	—	—	235,074	—	—	2,360,143
Mr. Ramsden	—	—	55,425	110,850	221,700	—	—	—	—	—	—	—
	—	—	221,700	443,400	886,800	—	—	—	—	—	—	—
	3/23/23	3/16/23	—	—	—	6,204	62,042	62,042	—	—	—	588,903
	3/23/23	3/16/23	—	—	—	—	61,583	—	—	—	—	263,779
	3/23/23	3/16/23	—	—	—	—	—	—	62,042	—	—	622,902
Ms. Giannantonio	—	—	48,750	97,500	195,000	—	—	—	—	—	—	—
	—	—	195,000	390,000	780,000	—	—	—	—	—	—	—
	3/23/23	3/16/23	—	—	—	5,457	54,570	54,570	—	—	—	517,978
	3/23/23	3/16/23	—	—	—	—	54,166	—	—	—	—	232,010
	3/23/23	3/16/23	—	—	—	—	—	—	54,570	—	—	547,883
Mr. Schlonsky	—	—	32,061	64,122	128,244	—	—	—	—	—	—	—
	—	—	128,244	256,488	512,976	—	—	—	—	—	—	—
	3/23/23	3/16/23	—	—	—	4,486	44,861	44,861	—	—	—	425,822
	3/23/23	3/16/23	—	—	—	—	44,529	—	—	—	—	190,733
	3/23/23	3/16/23	—	—	—	—	—	—	44,861	—	—	450,404
Mr. Robins	—	—	32,061	64,122	128,244	—	—	—	—	—	—	—
	—	—	128,244	256,488	512,976	—	—	—	—	—	—	—
	3/23/23	3/16/23	—	—	—	4,486	44,861	44,861	—	—	—	425,822
	3/23/23	3/16/23	—	—	—	—	44,529	—	—	—	—	190,733
	3/23/23	3/16/23	—	—	—	—	—	—	44,861	—	—	450,404

(1)
As discussed in the “Compensation Policies & Practices — Equity Grant Timing” section of the CD&A, in fiscal 2023, the Board set the grant date for the RSU and SVCA awards and the service inception date for the PSU awards on such future date to allow the market to absorb and react to our release of material non-public information, and to avoid any suggestion that the Board, the Compensation Committee or any employee manipulated the terms or timing of the equity awards. The grant date fair value for the PSUs, RSUs, and SVCAs was $10.04 per share; however, the PSUs and RSUs were granted using a value of $13.40 per share, resulting in a discount of approximately 25% to the targeted grant value, and the SVCAs were granted using a value of $15.00, resulting in a discount of approximately 33% to the targeted grant value.

(2)
The amounts in columns (c), (d) and (e) of the first row represent our named executive officers’ threshold, target and maximum discretionary annual incentive award levels, respectively, for fiscal 2023 pursuant to the 2019 Bonus Plan. The amounts in columns (c), (d) and (e) of the second row represent our named executive officers’ threshold, target and maximum objective corporate performance-based annual incentive award levels, respectively, for fiscal 2023 pursuant to the 2019 Bonus Plan. These awards are further described in the “Components of our Executive Compensation Program — Annual Cash Incentive Awards” section of the CD&A.

(3)
The amounts in columns (f), (g) and (h) of the third row represent the threshold, target and maximum number of PSUs, respectively, awarded in fiscal 2023 pursuant to the 2020 LTIP that each named executive officer is eligible to earn depending on the level of achievement of the applicable performance metrics over the three-year performance period. The vesting of the fiscal 2023 PSUs is capped at 100% of target. The amounts in columns (g) of the fourth row represent SVCAs awarded in fiscal 2023 pursuant to the 2020 LTIP. The SVCAs vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $25.00; (2) $32.50; and (3) $40.00. For more information on PSUs and SVCAs, see the narrative discussion preceding this table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(4)
The amounts in column (i) represent RSUs awarded in fiscal 2023 pursuant to the 2020 LTIP, which awards are described in the narrative discussion preceding this table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(5)
This column represents the aggregate grant date fair value of the PSUs, the SVCAs and the RSUs, in each case as calculated in accordance with ASC 718.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth, as of the end of fiscal 2023, all equity awards outstanding under our equity compensation plans for each named executive officer.
	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3) (j)
Mr. Thorn	—	—	—	—	—	311,730	1,814,269	480,826	2,798,407
Mr. Ramsden	—	—	—	—	—	81,920	476,774	162,255	944,324
Ms. Giannantonio	—	—	—	—	—	65,626	381,943	108,736	632,844
Mr. Schlonsky	—	—	—	—	—	59,446	345,976	117,733	685,206
Mr. Robins	—	—	—	—	—	59,060	343,729	116,983	680,841

(1)
The awards reported in column (g) reflect the unvested RSUs awarded to our named executive officers in fiscal 2023, fiscal 2022 and fiscal 2021 under the 2020 LTIP. The second third of the fiscal 2021 RSU awards vested during fiscal 2023. For additional information regarding the fiscal 2023 RSU awards, including the vesting terms, see the narrative discussion preceding the Grants of Plan-Based Awards in Fiscal 2023 table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A. In connection with the termination of Ms. Giannantonio’s employment on March 19, 2024, (i) a prorated portion of her RSUs vested and (ii) she forfeited her RSUs that did not vest.

(2)
The awards reported in column (i) reflect PSUs awarded to our named executive officers in fiscal 2023, fiscal 2022 and fiscal 2021 under the 2020 LTIP (each at the target amount) and SVCAs awarded to our named executive officers fiscal 2023 under the 2020 LTIP. If we achieve the maximum performance levels applicable to the PSU awards in fiscal 2023, fiscal 2022 and fiscal 2021, the total number of

PSUs that would vest and be earned for such PSU awards would be: (1) 526,578 for Mr. Thorn; (2) 139,302 for Mr. Ramsden; (3) 54,570 for Ms. Giannantonio; (4) 101,547 for Mr. Schlonsky; and (5) 100,047 for Mr. Robins. In connection with the termination of Ms. Giannantonio’s employment on March 19, 2024, she forfeited all of her PSUs and SVCAs.
(3)
The market value was computed by multiplying the number of units or shares by $5.82, the closing price of our Common Shares on February 2, 2024 (the last trading day of fiscal 2023). If we achieve the maximum performance levels applicable to the PSU awards in fiscal 2021, fiscal 2022 and fiscal 2023, the aggregate market value for such PSU awards would be: (1) $3,064,684 for Mr. Thorn; (2) $810,738 for Mr. Ramsden; (3) $317,597 for Ms. Giannantonio; (4) $591,004 for Mr. Schlonsky; and (5) $582,274 for Mr. Robins. In connection with the termination of Ms. Giannantonio’s employment on March 19, 2024, she forfeited all of her PSUs. For additional information on the fiscal 2023 PSU awards, see the narrative discussion in the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

Option Exercises and Stock Vested in Fiscal 2023
The following table reflects all stock option exercises and the vesting of restricted stock held by each of our named executive officers during fiscal 2023.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Thorn	—	—	49,665	539,356
Mr. Ramsden	—	—	17,044	184,927
Ms. Giannantonio			5,445	34,739
Mr. Schlonsky	—	—	12,506	135,690
Mr. Robins	—	—	12,174	132,087

(1)
The amounts shown reflect the number of Common Shares issued to the named executive officer in settlement of the vesting of stock awards multiplied by the closing price of our Common Shares on the trading day before the vesting date.

Nonqualified Deferred Compensation
All of our named executive officers, as well as substantially all other employees, are eligible to participate in our tax-qualified Savings Plan, our “401(k) plan.” In order to participate in the Savings Plan, an eligible employee must satisfy applicable service requirements and must make contributions to such plans (“Participant Contributions”). Participant Contributions are made through authorized payroll deductions to one or more of the several investment funds available under the Savings Plan and selected at the discretion of the participant. All Participant Contributions are matched by us (“Registrant Contributions”) at a rate of 100% for the first 3% of salary contributed and 50% for the next 2% of salary contributed. Additionally, the amount of the Registrant Contribution is subject to the maximum annual compensation that may be taken into account for benefit calculation purposes under the IRC ($330,000 for calendar year 2023). Accordingly, the maximum aggregate Registrant Contribution that could be made to a named executive officer participating in the Savings Plan was $13,200 for fiscal 2023. All Registrant Contributions vest immediately and a participant in the Savings Plan who has terminated employment will be entitled to all funds in his or her account.
Our non-qualified supplemental defined contribution plan terminated in December 2020 and the balances thereunder were distributed to the participants in fiscal 2021.
Potential Payments Upon Termination or Change in Control
The “Rights Under Post-Termination and Change in Control Arrangements” section below summarizes the rights of our named executive officers under their employment agreements and other compensation arrangements upon a change in control or in the event their employment with us is terminated.

The “Estimated Payments if Triggering Event Occurred at 2023 Fiscal Year End” section below sets forth the payments that would have been received by each executive (or his or her beneficiaries, as applicable) upon a change in control or in the event the executive’s employment with us terminated on February 3, 2024: (1) voluntarily or for cause; (2) involuntarily without cause (including a constructive termination (as defined in the Severance Plan)); (3) in connection with the executive’s disability; (4) upon the executive’s death; (5) upon the executive’s retirement (none of the named executive officers was retirement eligible at the end of fiscal 2023 other than Mr. Thorn, Mr. Schlonsky and Mr. Robins); or (6) in connection with a change in control.
Rights Under Post-Termination and Change in Control Arrangements
Termination for Cause
If a named executive officer is terminated for cause or due to his or her voluntary resignation, we have no obligation to pay any unearned compensation or to provide any future benefits to the executive.
Involuntary Termination Without Cause
If a named executive officer is involuntarily terminated without cause (including a constructive termination), the Severance Plan would entitle the named executive officer to:
•
a cash payment equal to the product of (1) the named executive officer’s annualized base salary in effect on the date of termination and (2) a multiple thereof;

•
a cash payment equal to a prorated portion of the annual incentive award that the named executive officer would have earned for the fiscal year in which the termination occurred had such termination not occurred;

•
a cash payment for outplacement assistance;

•
continued coverage for the named executive officer under our health plans until the last day of the calendar month in which the post-termination restriction period applicable to the named executive officer elapses, plus the amount necessary to reimburse the named executive officer for the taxes he would be liable for as a result of such continued coverage;

•
prorated vesting of all unvested, outstanding RSU awards granted to the named executive officer (upon achievement of the applicable performance trigger, if applicable); and

•
the settlement of any vested SVCAs.

Termination due to Disability or Death
If a named executive officer is terminated as a result of his or her disability or death:
•
the Severance Plan would entitle the named executive officer to a cash payment equal to a prorated portion of the annual incentive award that the named executive officer would have earned for the fiscal year in which the termination occurred had such termination not occurred;

•
a prorated portion of the unvested PSUs granted under the 2020 LTIP that the named executive officer would have earned had the named executive officer remained employed for the entire performance period would vest upon the certification of the applicable performance condition;

•
a prorated portion of the unvested RSUs granted under the 2020 LTIP would vest on the termination date; and

•
the named executive officer would be entitled to the settlement of any vested SVCAs.

Termination Upon Retirement
If a named executive officer is terminated as a result of his or her retirement (as defined in the applicable award agreement):

•
a prorated portion of the unvested PSUs granted under the 2020 LTIP that the named executive officer would have earned had the named executive officer remained employed for the entire performance period would vest upon the certification of the applicable performance condition;

•
a prorated portion of the unvested RSUs granted under the 2020 LTIP would vest on the termination date; and

•
the named executive officer would be entitled to the settlement of any vested SVCAs.

Termination in connection with Change in Control
If terminated without cause (including a constructive termination) within 24 months after a change in control, the senior executive severance agreements would entitle the named executive officers to (1) a lump-sum payment equal to 200% of the executive’s then current annual base salary and target annual incentive award, (2) a lump-sum payment equal to executive’s target bonus prorated for the number of days the executive worked during the applicable performance period prior to the executive’s termination and (3) continued coverage under our health plans for up to two years after the date of termination.
In addition, upon a change in control:
•
if the change in control occurs before the third anniversary of the grant date and the named executive officer incurs a separation of service (as defined in Section 409A of the IRC) within the 30 days before or 24 months following the change in control, all unvested RSUs and SVCAs granted to the named executive officer under the 2020 LTIP would vest; and

•
if the change in control occurs before the end of the applicable performance period, the greater of (1) the target number of PSUs and (2) a number of PSUs calculated based on the satisfaction of the applicable performance conditions before the change in control, would vest for each named executive officer.

Change in Control Described
Under the 2020 LTIP and the Severance Plan, a change in control generally occurs upon: (i) certain acquisitions of 20% or more of our outstanding voting securities; (ii) an unapproved change in the majority of the Board during any two-year period; or (iii) certain corporate transactions, including certain mergers, consolidations or the sale of substantially all of the Company’s assets.
Under the senior executive severance agreements and the 2019 Bonus Plan, a change in control generally occurs upon: (i) certain acquisitions of more than 50% of the total fair market value or voting power in our outstanding voting securities; (ii) certain acquisitions during a one-year period of 30% or more of our outstanding voting securities; (iii) an unapproved change in the majority of the Board during any one-year period; or (iv) the disposition, during any one-year period, of 40% or more of the total gross fair market value of all of our assets.
Estimated Payments if Triggering Event Occurred at 2023 Fiscal Year-End
The amounts in the following tables are approximations based on various assumptions and estimates. The actual amounts to be paid can only be determined at the time of the change in control or termination of employment, as applicable. In the tables that follow, we have made the following material assumptions, estimates and characterizations:
•
Except as otherwise provided in the tables below, the amounts are calculated based on compensation levels and benefits effective at February 3, 2024, the last day of fiscal 2023.

•
We have not taken into account the possibility that a named executive officer may be eligible to receive healthcare benefits from another source following his or her termination. Therefore, the amounts shown in the “Healthcare Coverage” row in the tables below reflect, consistent with the assumptions that would be used to estimate the cost of these benefits for financial reporting purposes under generally accepted accounting principles, the current monthly cost to provide continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”)

applied to each month these benefits would be provided to the named executive officer. Included in the amounts shown in the “Healthcare Coverage” row in the tables below are the related tax gross-up amounts. The amounts shown in the “Long-Term Disability Benefit” row in the tables below represent 67% of the named executive officer’s monthly salary, up to a maximum of $25,000 per month in accordance with the long-term disability insurance we maintain for our named executive officers. This benefit is payable until the named executive officer is no longer disabled or age 65, whichever occurs earlier. Due to the speculative nature of estimating the period of time during which a named executive officer may be disabled, we have presented only one month of disability benefits in the tables below.
•
The amounts in the “Accelerated Equity Awards” row under the “Termination upon Disability,” “Termination upon Death” and “Retirement” columns in the tables below represent the value (as of the final trading day on the NYSE during fiscal 2023) of (1) a prorated portion of the unvested RSUs granted under the 2020 LTIP, and (2) a prorated portion of the unvested PSUs granted under the 2020 LTIP in fiscal 2023, fiscal 2022 and in fiscal 2021, assuming that the applicable performance goals will be achieved at the target level.

•
The amounts in the “Accelerated Equity Awards” row under the “Termination in Connection with a Change in Control” and “Change in Control (without termination)” columns in the tables below include all unvested RSUs, PSUs and SVCAs that would have vested on an accelerated basis had a change in control occurred as of the end of fiscal 2023. These amounts do not reflect any equity awards that vested in fiscal 2023.

•
The closing market price of our Common Shares on the final trading day on the NYSE during fiscal 2023 was $5.82 per share.

Bruce K. Thorn
The following table reflects the payments that would have been due to Mr. Thorn in the event of a change in control and/or the termination of his employment on February 3, 2024.
	Event Occurring at February 3, 2024
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	2,400,000	—	—	—	2,400,000	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	5,400,000	—
Healthcare Coverage ($)	—	61,665	—	—	—	61,665	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	40,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	761,164	2,073,025	2,073,025	2,073,025	4,937,566	—
Total ($)	—	3,262,829	2,073,025	2,098,025	2,073,025	12,799,231	—

Jonathan E. Ramsden
The following table reflects the payments that would have been due to Mr. Ramsden in the event of a change in control and/or the termination of his employment with us on February 3, 2024.
	Event Occurring at February 3, 2024
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,478,000	—	—	—	1,478,000	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	1,662,750	—
Healthcare Coverage ($)	—	87,451	—	—	—	87,451	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	200,011	—	550,711	550,711	1,773,794	—
Total ($)	—	1,790,462	—	575,711	550,711	5,001,995	—
Margarita Giannantonio
The following table reflects the payments that would have been due to Ms. Giannantonio in the event of a change in control and/or the termination of her employment with us on February 3, 2024.
	Event Occurring at February 3, 2024
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,300,000	—	—	—	1,300,000	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	1,462,500	—
Healthcare Coverage ($)	—	87,451	—	—	—	87,451	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	93,948	—	201,158	201,158	1,018,104	—
Total ($)	—	1,506,399	—	226,158	201,158	3,868,055	—

Michael A. Schlonsky
The following table reflects the payments that would have been due to Mr. Schlonsky in the event of a change in control and/or the termination of his employment with us on February 3, 2024.
	Event Occurring at February 3, 2024
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,068,700	—	—	—	1,068,700	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	961,830	—
Healthcare Coverage ($)	—	87,451	—	—	—	87,451	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	145,635	401,646	401,646	401,646	1,389,170	—
Total ($)	—	1,326,786	401,646	426,646	401,646	3,507,151	—
Ronald A. Robins, Jr.
The following table reflects the payments that would have been due to Mr. Robins in the event of a change in control and/or the termination of his employment with us on February 3, 2024.
	Event Occurring at February 3, 2024
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,068,700	—	—	—	1,068,700	—
Non-Equity Incentive Plan Compensation ($)	—	—	—	—	—	961,830	—
Healthcare Coverage ($)	—	87,451	—	—	—	87,451	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	143,776	395,348	395,348	395,348	1,382,944	—
Total ($)	—	1,324,927	395,348	420,348	395,348	3,500,925	—

PROPOSAL TWO:    APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE CD&A, COMPENSATION TABLES AND THE NARRATIVE DISCUSSION ACCOMPANYING THE TABLES
Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The following summary of our executive compensation program describes our compensation philosophy and the key objectives identified by our Human Capital and Compensation Committee to implement our compensation philosophy.
Our executive compensation program is designed to: (1) pay for superior results by rewarding executives for achieving short- and long-term performance goals and creating long-term shareholder value; (2) align the interests of our executives with the interests of our shareholders through performance- and equity-based compensation; and (3) attract and retain talented executives by paying compensation that is competitive with the compensation paid by the companies in our peer group. We use a balanced mix of salary, annual cash incentive awards and equity awards to promote these objectives. For a more detailed discussion of how our executive compensation program promotes these objectives and our executive compensation philosophy, including information about the fiscal 2023 compensation of our named executive officers, we encourage you to read the CD&A as well as the Summary Compensation Table and other compensation tables in this Proxy Statement and the narrative discussion accompanying the tables.
An extremely difficult consumer environment and uncertain economic conditions negatively impacted Company performance in fiscal 2022 and fiscal 2023 and led the Human Capital and Compensation Committee to establish an executive compensation program for fiscal 2023 that differed significantly from the executive compensation programs established for previous fiscal years in more stable environments.
•
Annual Cash Incentive Awards.   As a result of the lack of business visibility resulting from the extremely difficult consumer environment, the uncertain economic conditions at the time the Committee conducted its annual evaluation of our executive compensation program and our related inability to establish realistic performance goals until the second half of fiscal 2023, the Human Capital and Compensation Committee bifurcated the annual cash incentive award for the named executive officers in fiscal 2023 into (1) a discretionary award based on the progress made in our Operation North Star: Five Points Forward strategy during the first half of fiscal 2023 and (2) an objective corporate performance-based award similar to the annual cash incentive awards we have granted to our executives in recent fiscal years based on our adjusted operating income (weighted 65%) and comparable sales (weighted 35%) during the second half of fiscal 2023. Each named executive officer’s total annual cash incentive award for fiscal 2023 was weighted 20% for the discretionary award and 80% for the corporate performance-based award. Based on the Human Capital and Compensation Committee’s assessment of various actions taken and results achieved by management in connection with Operation North Star during the first half of fiscal 2023, each of our named executive officers earned a payout at target under the discretionary annual incentive award for fiscal 2023. Based on the Company’s adjusted operating profit and comparable sales for the second half of fiscal 2023, each of our named executive officers also earned a payout at 64.6% of target under the objective corporate performance-based annual incentive award for fiscal 2023.

•
Performance Share Unit Awards.   The Human Capital and Compensation Committee awarded our named executive officers a target number of PSUs in fiscal 2023 subject to (1) the attainment of performance goals applicable to specified performance measures (EPS, FCF and rTSR, weighted 40%, 40% and 20%, respectively) during a three-year performance cycle consisting of three annual service periods for the EPS and FCF performance measures and one three-year service period for the rTSR performance measure, and (2) the named executive officer’s continued employment through the end of the performance cycle. The EPS and FCF performance goals applicable to the first service period of the fiscal 2023 PSU award performance cycle are based on the change in EPS and FCF from fiscal 2022 to fiscal 2023. Based on the changes in EPS of $5.06 and FCF of $155,415,000, we achieved 91.4% of the targeted goal for EPS and 94.2% of the targeted goal for FCF for the first service period of the fiscal 2023 PSU award performance cycle. Our rTSR result after the first year of the three-year performance cycle is the 7th percentile, which currently places us below the threshold payout level applicable to the PSUs awarded to our named executive officers in fiscal 2023. The 2023 PSUs were granted using an assumed grant date value of $13.40 per share, resulting in a discount of approximately 25% to the targeted grant value.
•
Restricted Stock Unit Awards.   All of our named executive officers also received a portion of their equity awards in the form of RSUs. RSUs are primarily intended to align the interests of our named executive officers and our shareholders and help retain and motivate our named executive officers. The RSUs will vest ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date. The 2023 RSUs were granted using an assumed grant date value of $13.40 per share, resulting in a discount of approximately 25% to the targeted grant value.

•
Shareholder Value Creation Awards.   As a result of the extremely difficult consumer environment and uncertain economic conditions that negatively impacted Company performance in fiscal 2022 and created a significant gap between the total realizable compensation and the total target compensation of our named executive officers for fiscal 2021 and fiscal 2022, the Human Capital and Compensation Committee awarded SVCAs to our named executive officers in fiscal 2023 in addition to the PSUs and RSUs it has historically awarded. The SVCAs vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $25.00 (an increase of approximately 149% above the closing price of our Common Shares on the grant date); (2) $32.50 (an increase of approximately 224% above the closing price of our Common Shares on the grant date); and (3) $40.00 (an increase of approximately 298% above the closing price of our Common Shares on the grant date). The SVCAs were granted using an assumed grant date value of $15.00 per share, resulting in a discount of approximately 33% to the targeted grant value.

We request that our shareholders indicate their support for the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K by approving the following resolution:
“RESOLVED, that the shareholders of Big Lots approve, on an advisory basis, the compensation of the named executive officers of Big Lots, as disclosed in Big Lots’ Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables.”
The vote on the approval of the compensation of our named executive officers is advisory, which means that the vote is not binding on the Board, the Human Capital and Compensation Committee or us. If a majority of the votes are cast against the approval of the compensation of our named executive officers, the Board and the Human Capital and Compensation Committee will evaluate whether to take any actions to address the concerns of the shareholders with respect to our executive compensation program.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE CD&A, COMPENSATION TABLES AND THE NARRATIVE DISCUSSION ACCOMPANYING THE TABLES.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is disclosing the following information about the relationship of the annual total compensation of our CEO and the median of the annual total compensation of our employees (other than the CEO) for fiscal 2023:
•
The annual compensation of our CEO (Bruce K. Thorn) was $7,755,707.

•
The annual total compensation of our median employee, a part-time store associate, was $9,846.

•
The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 788 to 1.

We identified our median employee for fiscal 2023 using the following methodology and material assumptions and adjustments. To identify the median of the annual total compensation of our active employees as of February 3, 2024, including any full-time, part-time, temporary or seasonal employees but excluding our CEO, we used total wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. In making this determination, we did not annualize compensation for any full-time or part-time permanent employees who were employed on February 3, 2024 but did not work for us the entire year or make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.
We determined the annual total compensation for fiscal 2023 of our median employee (who was calculated to be a part-time store associate) in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table. With respect to the annual total compensation of our CEO for fiscal 2023, we used the amount for fiscal 2023 reported in the “Total” column of the Summary Compensation Table.
This information is being provided for compliance purposes. Neither the Human Capital and Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to non-PEO Named Executive Officers ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in millions) ($)(6)	Adjusted Operating Income (Loss) (in millions) $(7)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2023	7,755,707	3,958,341	2,261,285	1,378,345	25	174	(482)	(343)
2022	8,523,181	(529,993)	2,319,423	182,859	70	124	(211)	(210)
2021	9,042,187	3,694,088	2,503,369	1,371,128	158	150	178	245
2020	7,725,640	25,188,735	2,687,139	5,384,381	232	141	629	397

(1)
Bruce K. Thorn was our Chief Executive Officer for each year shown. The amounts shown reflect the amounts of total compensation reported for Mr. Thorn for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The amounts shown reflect the amounts of “compensation actually paid” to Mr. Thorn as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Thorn during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation reported for Mr. Thorn in the “Total” column of the Summary Compensation Table for fiscal 2023:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Compensation Actually Paid to PEO ($)
2023	7,755,707	(5,019,800)	1,222,434	3,958,341

(a)
The amount shown reflects the amount reported for Mr. Thorn in the “Stock Awards” column of the Summary Compensation Table for fiscal 2023.

(b)
The amount shown reflects the addition or subtraction, as applicable, of the following: (i) the fair value as of the end of fiscal 2023 of the equity awards that we granted to Mr. Thorn during fiscal 2023 that were unvested and outstanding as of the end of fiscal 2023; (ii) the change (positive or negative) in the fair value as of the end of fiscal 2023 from the end of fiscal 2022 of any equity awards that we granted to Mr. Thorn in prior years that were unvested and outstanding as of the end of fiscal 2023; and (iii) the change (positive or negative) in the fair value as of the vesting date from the end of fiscal 2022 of any equity awards that we granted to Mr. Thorn in prior years that vested during fiscal 2023. The amounts added or subtracted in calculating the equity award adjustments for fiscal 2023 are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2023	2,542,949	(1,037,418)	(283,097)	1,222,434

(3)
During fiscal 2023, our other named executive officers consisted of Jonathan E. Ramsden, Margarita Giannantonio, Michael A. Schlonsky and Ronald A. Robins, Jr. During fiscal 2022, our other named executive officers consisted of Jonathan E. Ramsden, Michael A. Schlonsky, Ronald A. Robins, Jr., Gene Eddie Burt and Jack A. Pestello. During fiscal 2021, our other named executive officers consisted of Mr. Ramsden, Mr. Pestello, Mr. Schlonsky and Mr. Robins. During fiscal 2020, our other named executive officers consisted of Mr. Ramsden, Mr. Schlonsky, Mr. Robins, Mr. Pestello and Lisa M.

Bachmann. The amounts shown reflect the average of the amounts of total compensation reported for our other named executive officers for each corresponding year in the “Total” column of the Summary Compensation Table.
(4)
The amounts shown reflect the average amount of “compensation actually paid” to our other named executive officers as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the average of the actual amount of compensation earned by or paid to the other named executive officers during the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation reported for our other named executive officers in the “Total” column of the Summary Compensation Table for fiscal 2023:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards for Non-PEO NEOs ($) (a)	Average Equity Award Adjustments for Non- PEO NEOs ($) (b)	Average Compensation Actually Paid to Non-PEO NEOs ($) (d)
2023	2,261,285	(1,226,843)	343,904	1,378,345

(a)
The amount shown reflects the average of the amounts reported for our other named executive officers in the “Stock Awards” column of the Summary Compensation Table for fiscal 2023.

(b)
The amount shown reflects the addition or subtraction, as applicable, of the following: (i) the average fair value as of the end of fiscal 2023 of the equity awards that we granted to our other named executive officers during fiscal 2023 that were unvested and outstanding as of the end of fiscal 2023; (ii) the average change (positive or negative) in the fair value as of the end of fiscal 2023 from the end of fiscal 2022 of any equity awards that we granted to our other named executive officers in prior years that were unvested and outstanding as of the end of fiscal 2023; (iii) the average change (positive or negative) in the fair value as of the vesting date from the end of fiscal 2022 of any equity awards that we granted to our other named executive officers in prior years that vested during fiscal 2023; and (iv) a deduction for the average fair value as of the end of fiscal 2022 of equity awards granted in prior years that fail to meet the applicable vesting conditions during fiscal 2023. The amounts added or subtracted in calculating the equity award adjustments for fiscal 2023 are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Average Year over Year Change in Fair Value of Unvested and Outstanding Equity Awards ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2023	604,438	(193,759)	(66,776)	0	343,904

(5)
The peer group used for this purpose is the Standard & Poor’s 500 Retailing Index, which is the same index that we use in our 2023 Form 10-K. The comparison assumes $100 was invested for the period starting February 1, 2020, through the end of the listed year in the Company and in the Standard & Poor’s 500 Retailing Index, respectively.

(6)
The amounts shown reflect the net income reported in the Company’s audited financial statements for the corresponding year.

(7)
Adjusted operating income is a non-GAAP financial measure. For fiscal 2020, adjusted operating income was equal to operating income ($856,548,000) less the gain on sale of distribution centers and related expenses (459,097,000). For fiscal 2021, adjusted operating income was equal to the sum of operating income and store asset impairment charges. For fiscal 2022, adjusted operating income was equal to (a) the sum of (i) operating income and (ii) store asset impairment charges less (b) the gain on sale of real estate and related expenses. For fiscal 2023, adjusted operating income was equal to (a) the sum of (i) operating income, (ii) synthetic lease exit costs and related expenses, (iii) forward distribution center contract termination costs and related expenses, (iv) store asset impairment charges and (v) fees related to a cost reduction and productivity initiative less (b) the gain on sale of real estate and related expenses. Reconciliations of adjusted operating income to operating income (the most directly comparable GAAP financial measures) for fiscal 2021, fiscal 2022 and fiscal 2023 are attached to this Proxy Statement on Appendix A. Adjusted operating income represents the most important performance measure used by the Company to link the compensation actually paid to our named executive officers to Company performance for fiscal 2023. We may determine a different financial performance measure to be the most important financial performance measure in future years.
Financial Performance Measures
Pay-for-performance is the fundamental objective of our executive compensation philosophy. As a result, the Compensation Committee believes that a majority of each named executive officer’s total compensation should be at risk or variable based on our performance and/or stock price (i.e., performance-based). The Compensation Committee selects the metrics used for both our short-term and long-term incentive awards because it believes they (1) effectively motivate our executives to achieve performance objectives that directly relate to our operating, financial and strategic goals and create long-term shareholder value and (2) link the interests of our executives with the interests of our shareholders. The financial performance measures used by the Company for fiscal 2023 to link the compensation actually paid to the Company’s named executive officers to Company performance are as follows:
• Adjusted Operating Income	• Comparable Sales
• Adjusted Earnings Per Share — Diluted	• Adjusted Return on Invested Capital
• Relative Total Shareholder Return	• Adjusted Free Cash Flow
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the “Pay Versus Performance” table above.
Relationship of Compensation Actually Paid and Cumulative Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other named executive officers, and the Company’s cumulative total shareholder return over the four most recently completed fiscal years.

CAP vs. Cumulative Total Shareholder Return
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
Compensation Actually Paid (CAP) $000's
$250
$200
$150
$100
$50
$-
Total Shareholder Return (TSR)
$232
$25,189
$141
$5,384
$158
$150
$3,694
$1,371
$124
$70
$183
-$530
$174
$3,958
$1,378
$25
2020
2021
2022
2023
CAP to PEO
Average CAP to non-PEO NEOs
Company TSR
Peer Group TSR

Relationship of Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other named executive officers, and our net income during the four most recently completed fiscal years.

CAP vs. Net Income
Compensation Actually Paid (CAP) $000's
Net Income (Loss) $000's
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$700
$500
$300
$100
$(100)
$(300)
$(500)
$25,189
$5,384
$3,694
$1,371
-$530
$183
$3,958
$1,378
$629
$178
$(211)
$(482)
2020
2021
2022
2023
CAP to PEO
Average CAP to non-PEO NEOs
Net Income (Loss) $000's

Relationship of Compensation Actually Paid and Adjusted Operating Income
The following chart sets forth the relationship between Compensation Actually Paid to our Chief Executive Officer, the average Compensation Actually Paid to our other named executive officers, and our adjusted operating income during the four most recently completed fiscal years.

CAP vs. Adjusted Operating Income
Compensation Actually Paid (CAP) $000's
Adjusted Operating Income $000's
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
$500
$400
$300
$200
$100
$-
$(100)
$(200)
$(300)
$(400)
$25,189
$397
$5,384
$3,694
$245
$1,371
-$530
$183
$(210)
$3,958
$1,378
$(343)
2020
2021
2022
2023
CAP to PEO
Average CAP to non-PEO NEOs
Adjusted Operating Income (Loss)

Comparison of Cumulative Total Shareholder Return of the Company and Cumulative Total Shareholder Return of the Peer Group
The following chart compares our cumulative total shareholder return over the four most recently completed fiscal years to the cumulative total shareholder return of the Standard & Poor’s 500 Retailing Index over the same period.

Company Cumulative TSR vs Peer Group Cumulative TSR
Total Shareholder Return (TSR)
$250
$200
$150
$100
$50
$0
$232
$158
$70
$25
$141
$150
$124
$174
2020
2021
2022
2023
Company TSR
Peer Group TSR

AUDIT COMMITTEE DISCLOSURE
General Information
The Audit Committee consists of five non-employee directors of the Board. The members of the Audit Committee have been reviewed by the Board and determined to be independent within the meaning of all applicable SEC regulations and NYSE listing standards.
The charter of the Audit Committee states that the purpose of the Audit Committee is to assist the Board in its oversight of:
•
the integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

•
our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

•
the annual independent audit of our financial statements, the engagement of our independent registered public accounting firm, and the evaluation of the firm’s qualifications, independence and performance;

•
the performance of our internal audit function;

•
the evaluation of enterprise risk issues; and

•
the fulfillment of other responsibilities set forth in its charter.

The full text of the Audit Committee’s charter is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee regularly reviews its responsibilities as outlined in its charter, prepares an annual agenda that addresses all of its responsibilities and conducts a self-assessment and review of the charter annually. The Audit Committee believes it fulfilled its responsibilities under the charter in fiscal 2023.
The Audit Committee schedules its meetings with a view towards ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm, the Company’s Vice President, Internal Audit and our Chief Financial Officer, in each case without the presence of management. The Audit Committee also meets in executive session without the presence of anyone else, whenever appropriate.
During fiscal 2023, our management completed an assessment of our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the assessment and provided oversight and advice to management during the process. In connection with its oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in our Form 10-K, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in our Form 10-K related to its audit of (1) our financial statements and (2) the effectiveness of our internal control over financial reporting. The Audit Committee continues to oversee efforts related to our system of internal control over financial reporting and management’s preparations for the assessment thereof in fiscal 2023. The Audit Committee has also reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure.
Independent Registered Public Accounting Firm
The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for fiscal 2023. Deloitte & Touche LLP has served as our independent registered public accounting firm since October 1989. The Audit Committee annually selects and evaluates our independent registered public accounting firm and reviews the scope of and plans for the audit by the independent registered public accounting firm. Some of the factors the Audit Committee considers in its evaluation include the independent auditor’s qualifications, performance, independence and tenure. Based on its evaluation and review, the Audit Committee believes that it is in the best interest of the Company to retain Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024.
Audit and Non-Audit Services Pre-Approval Policy
Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy, all audit and non-audit services rendered by Deloitte & Touche LLP in fiscal 2023 and fiscal 2022, including the related fees, were pre-approved by the Audit Committee. Under the policy, the Audit Committee is required to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm to assure that the provision of those services does not impair the firm’s independence. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees incurred for each category of service at Audit Committee meetings throughout the year.
During the year, it may become necessary to engage the independent registered public accounting firm for additional services that have not been pre-approved. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The member or members to whom pre-approval authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm
The fees billed to us for the professional services rendered by Deloitte & Touche LLP during the two most recently completed fiscal years were as follows:
($ in thousands)	Fiscal 2022 ($)	Fiscal 2023 ($)
Audit Fees	1,520	1,500
Audit-Related Fees(1)	75	140
Tax Fees	37	20
All Other Fees(2)	2	2
Total Fees	1,634	1,662

(1)
For fiscal 2022 and fiscal 2023, the audit-related fees principally related to significant non-routine transactions.

(2)
For fiscal 2022 and fiscal 2023, the other fees include fees related to online subscription fees for technical support.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2023 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. Based on these reviews and discussions, the undersigned members of the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal 2023 be included in our Form 10-K for filing with the SEC.
Members of the Audit Committee:
Marla C. Gottschalk, Chair
Sandra Y. Campos
Kimberley A. Newton
Wendy L. Schoppert
Maureen B. Short

PROPOSAL THREE:    RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024
At its March 4, 2024 meeting, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024, subject to our entry into a mutually agreed upon services contract with Deloitte & Touche LLP. The submission of this matter for approval by shareholders is not legally required; however, we believe that such submission is consistent with best practices in corporate governance and is another opportunity for shareholders to provide direct feedback on an important issue of our corporate governance. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.
A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during fiscal 2023 and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during fiscal 2023, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during fiscal 2023, except that one report covering one transaction was filed after the prescribed time by Ms. Giannantonio.
SHAREHOLDER PROPOSALS
Any proposals of shareholders that are intended to be presented at our 2025 Annual Meeting of Shareholders must be received by our Corporate Secretary at our corporate offices on or before December 20, 2024 to be eligible for inclusion in our 2025 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at our 2025 Annual Meeting of Shareholders without inclusion of that proposal in our 2025 proxy materials and written notice of the proposal is not received by our Corporate Secretary at our corporate offices on or before March 5, 2025, or if we meet other requirements of the SEC rules, proxies solicited by the Board for our 2025 Annual Meeting of Shareholders will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies for our 2025 Annual Meeting of Shareholders in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 28, 2025.
Our Amended Code of Regulations permits a shareholder, or a group of shareholders, who has continuously owned at least 3% of our outstanding Common Shares for at least 3 years, to nominate and include in our proxy statement candidates for the Board, subject to certain requirements. Each eligible shareholder, or group of shareholders that together is an eligible shareholder, may nominate candidates for director, up to a limit of 25% of the number of directors on the Board. Any nominee must meet the qualification standards set forth in our Amended Code of Regulations. Any such notice and nomination materials must be delivered to, or mailed to and received by, our Corporate Secretary no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting has changed by more than 30 calendar days from the previous year, then the eligible shareholder must deliver the notice and nomination materials to our Corporate Secretary a reasonable time before we issue our proxy materials. Based on the one-year anniversary of the date that we issued our proxy statement for the 2024 Annual Meeting of Shareholders, an eligible shareholder wishing to nominate a candidate for election to the Board at the 2025 Annual Meeting of Shareholders must provide such notice no earlier than November 20, 2024 and no later than December 20, 2024. Any such notice and accompanying nomination materials must meet the requirements set forth in our Amended Code of Regulations, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
PROXY SOLICITATION COSTS
This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders and the proxy card) to shareholders of record on the Record Date, the brokers and banks holding our Common Shares for beneficial shareholders must, at our expense, provide our proxy materials to persons for whom they hold our Common Shares in order that such Common Shares may be voted. Solicitation of proxies may also be made by our officers and regular employees personally or by telephone, mail or electronic mail. Officers and employees who assist with the solicitation will not receive any additional compensation. The cost of the solicitation will be borne by us. We have also retained Georgeson LLC to aid in the solicitation of proxies for a fee estimated to be $13,000, plus reasonable out-of-pocket expenses.
OTHER MATTERS
As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than as referred to in Proposal One, Proposal Two and Proposal Three above. If any other matter is properly brought before the Annual Meeting for action by shareholders, Common Shares represented by proxies returned to us and not revoked will be voted on such matter in accordance with the recommendations of the Board.
By order of the Board of Directors,
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and
Governance Officer, General Counsel and
Corporate Secretary
April 19, 2024

Appendix A
BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
The following tables reconcile depreciation expense, operating income (loss), net income (loss), diluted earnings (loss) per share (GAAP financial measures) to adjusted depreciation expense, adjusted operating income (loss), adjusted net income (loss), adjusted diluted earnings (loss) per share, adjusted EBITDA and adjusted free cash flow (non-GAAP financial measures) for fiscal 2023, fiscal 2022 and fiscal 2021.
Fiscal 2023
	As Reported	Adjustment to exclude synthetic lease exit costs and related expenses	Adjustment to exclude forward distribution center contract termination costs and related expenses	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	Adjustment to exclude fees related to a cost reduction and productivity initiative	Adjustment to exclude initial valuation allowance on deferred tax assets	As Adjusted (non- GAAP)
Depreciation expense	$144,504	—	$(8,030)	—	—	—	—	$136,474
Operating loss	$(387,357)	$53,610	$23,567	$148,595	$(212,463)	$31,359	—	$(342,689)
Net loss	$(481,876)	$39,780	$18,757	$128,385	$(210,444)	$30,087	146,004	$(329,307)
Diluted loss per share	$(16.53)	$1.36	$0.64	$4.40	$(7.22)	$1.03	$5.01	$(11.30)
As Reported unless otherwise denoted
Adjusted operating loss	$(342,689)
Less: Adjusted depreciation expense	$136,474
Adjusted EBITDA	$(206,215)
Less: Capital expenditures	$(63,139)
Plus: Change in inventories	$194,647
Adjusted free cash flow	$(74,707)
The above adjusted depreciation expense, adjusted operating loss, adjusted net loss, adjusted diluted loss per share, adjusted EBITDA, and adjusted free cash flow are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP synthetic lease exit costs and related expenses of $53,610 ($39,780, net of tax), forward distribution center contract termination costs and related expenses of $23,567 ($18,757, net of tax), store asset impairment charges net of liability extinguishment for terminated leases of previously impaired stores of $148,595 ($128,385, net of tax), a gain on sale of real estate and related expenses of $212,463 ($210,444, net of tax), fees related to a cost reduction and productivity initiative which we refer to as “Project Springboard” of $31,359 ($30,087, net of tax), and an initial valuation allowance on deferred tax assets of $146,004 recorded in the second quarter of 2023, and subsequently adjusted in the fourth quarter of 2023.

Fiscal 2022
	As Reported	Adjustment to exclude store asset impairment charges	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)
Depreciation expense	$154,859	—	$(1,734)	$153,125
Operating loss	$(261,500)	$68,396	$(16,847)	$(209,951)
Net loss	$(210,708)	$51,657	$12,807	$(171,858)
Diluted loss per share	$(7.30)	$1.79	$(0.44)	$(5.96)
As Reported unless otherwise denoted
Adjusted operating loss	$(209,951)
Less: Adjusted depreciation expense	$153,125
Adjusted EBITDA	$(56,826)
Less: Capital expenditures	$(159,413)
Plus: Change in inventories	$89,848
Adjusted free cash flow	$(126,391)
The above adjusted depreciation expense, adjusted operating loss, adjusted net loss, adjusted diluted loss per share, adjusted EBITDA, and adjusted free cash flow are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $68,396 ($51,657, net of tax) and a gain on sale of real estate and related expenses of $16,847 ($12,807, net of tax). The depreciation expense included within the adjustment to exclude gain on sale of real estate and related expenses is the accelerated depreciation associated with the disposal of fixtures and equipment at each of the store locations included in the sale.
Fiscal 2021
	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Operating income	$239,753	$5,033	$244,786
Net income	$177,778	$3,782	$181,560
Diluted earnings per share	$5.33	$0.11	$5.44
As Reported unless otherwise denoted
Adjusted operating income	$244,786
Less: Adjusted depreciation expense	$142,572
Adjusted EBITDA	$387,358
Less: Capital expenditures	$(160,804)
Less: Change in inventories	$(297,503)
Adjusted free cash flow	$(70,949)
The above adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, and adjusted free cash flow are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $5,033 ($3,782, net of tax).

SCAN TOVIEW MATERIALS & VOTE ATTN: GENERAL COUNSEL4900 EAST DUBLIN-GRANVILLE ROAD COLUMBUS, OH 43081 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on May 28, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/BIG2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 28, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V41658-P06453-Z87029 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIG LOTS, INC.1.ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR the election of the nominees For All Against All For All Except To vote against any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. named below:01)Sandra Y. Campos02)James R. Chambers03)Sebastian J. DiGrande04)Cynthia T. Jamison05)Christopher J. McCormick !!! 06)Kimberley A. Newton07)Wendy L. Schoppert08)Maureen B. Short09)Bruce K. Thorn If any nominee named for election as a director is unable to serve or for good cause will not serve, common shares represented by proxies will be voted for such substitute nominee(s) as recommended by Big Lots’ Board of Directors. For Against Abstain 2.APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. The Board of Directors recommends a vote FOR the approval of the compensation of Big Lots’ named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion accompanying the tables.3.RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024. The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Big Lots’ independent registered public accounting firm for the 2024 fiscal year.If any other matter properly comes before the Annual Meeting, common shares represented by proxies will be voted in accordance with the recommendation of the Board of Directors on such matters.Only shareholders of record at the close of business on the record date, April 1, 2024, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint Owners should each sign personally. If a corporation, partnership or other entity, please sign in full entity name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, MAY 29, 2024, AT 10:00 A.M. EDTAccess to this year's virtual Annual Meeting of Shareholders will be available at www.virtualshareholdermeeting.com/BIG2024Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Big Lots, Inc. To Be Held on May 29, 2024:Big Lots, Inc.'s Notice of Annual Meeting of Shareholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended February 3, 2024 are available at www.proxyvote.com.V41659-P06453-Z87029 ®BIG LOTS, INC.Proxy Solicited on Behalf of the Board of Directors for the May 29, 2024Annual Meeting of ShareholdersThe individual(s) signing on the reverse side of this proxy card as a shareholder or an attorney, executor, administrator, authorized officer or other fiduciary of the shareholder (collectively referred to as the "Owner") hereby appoint(s) Bruce K. Thorn, Jonathan E. Ramsden and Ronald A. Robins, Jr., and each of them, with full power of substitution, as proxies for the Owner to attend the Annual Meeting of Shareholders of Big Lots, Inc. ("Big Lots"), to be held virtually at www.virtualshareholdermeeting.com/BIG2024, at 10:00 A.M. EDT on May 29, 2024, and at any postponement or adjournment thereof, and to vote and act with respect to all common shares of Big Lots which the Owner would be entitled to vote, with all the power the Owner would possess if present in person, as indicated on the reverse side of this proxy card.This proxy, when properly executed, will be voted in the manner specified by the Owner. If the Owner does not specify a choice as to a proposal, excluding broker non-votes, the above-named proxies will vote the common shares: (i) FOR the election of each of the nominees named on the reverse side of this proxy card (Proposal One); (ii) FOR the approval of the compensation of Big Lots' named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (Proposal Two); and (iii) FOR the ratification of Deloitte & Touche LLP as Big Lots' independent registered public accounting firm for fiscal 2024 (Proposal Three). If any nominee named for the election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as recommended by Big Lots' Board of Directors. The above-named proxies will vote the common shares in accordance with the recommendations of Big Lots' Board of Directors on such other business as may properly come before the Annual Meeting of Shareholders. The Owner acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 29, 2024 meeting and the Annual Report on Form 10-K for the fiscal year ended February 3, 2024.PLEASE SIGN AND DATE ON THE REVERSE SIDE